EXHIBIT 10.54
                               [GRAPHIC OMITTED]

                       STANDARD FORM OF AGREEMENT BETWEEN
               OWNER AND CONTRACTOR WHERE THE BASIS OF PAYMENT IS
                     THE COST OF THE WORK PLUS A FEE WITH OR
                       WITHOUT A GUARANTEED MAXIMUM PRICE

                      AIA DOCUMENT A111 - ELECTRONIC FORMAT
--------------------------------------------------------------------------------

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY
IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. This document has been approved and endorsed by The Associated General Contractors of America.

Copyright 1920, 1925, 1951, 1958, 1961, 1967, 1974, 1978, 1987 by The American
Institute of Architects, 1735 New York Avenue N.W., Washington D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

--------------------------------------------------------------------------------

AGREEMENT
made as of the 5th day of February in the year of Nineteen Hundred and NINETY-NINE

BETWEEN the Owner:
(NAME AND ADDRESS)

PLASMA THERM, INC.
c/o 10050 16TH STREET NORTH
ST. PETERSBURG. FLORIDA 33716
ATTN: STACY L. WAGNER
VICE PRESIDENT - FINANCE AND ADMINISTRATION
PHONE: 813-577-4999
FAX: 813-577-6844

and the Contractor:
(NAME AND ADDRESS)
THE PERRY COMPANY
1901 EAST 7TH AVENUE
TAMPA, FLORIDA 33605
ATTN: MR. JERRY PERRY
PHONE: 813-248-6556
Fax: 813-248-9645
--------------------------------------------------------------------------------

AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #1 the Project is:
(NAME AND ADDRESS)
A SINGLE-STORY MANUFACTURING FACILITY CONSISTING OF APPROXIMATELY 33,000 SQUARE FEET, TO BE CONSTRUCTED ON APPROXIMATELY 6.46 ACRES LOCATED IN METROPOINTE COMMERCE PARK AT THE SOUTHWEST CORNER OF 16TH STREET AND 102ND AVENUE, ST. PETERSBURG, FLORIDA 33716

the Architect is:
(NAME AND ADDRESS)
FACILITY PLANNING AND RESOURCES, INC.
2101 GREENTREE ROAD
PITTSBURGH, PA 15220
PHONE: 412-278-8000
FAX:  412-278-3771

The Owner and Contractor agree as set forth below.

                                    ARTICLE I
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

THE WORK WILL CONSIST OF ALL LABOR, MATERIALS, EQUIPMENT AND SERVICES NECESSARY TO FULFILL ALL OF CONTRACTOR'S OBLIGATIONS UNDER THE CONTRACT DOCUMENTS. THE CONTRACT DOCUMENTS EXPRESSLY INCLUDE THE DOCUMENT CAPTIONED "THE PERRY COMPANY PLASMA-THERM PHASE II COST BREAKDOWN," DATED SEPTEMBER 24, 1998, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT "A" AND MADE A PART HEREOF.

OWNER AND CONTRACTOR UNDERSTAND AND AGREE THAT THE CONTINUITY OF THE TEAM OF PROFESSIONAL, MANAGERIAL AND SUPERVISORY PERSONNEL (COLLECTIVELY, THE "PROFESSIONAL TEAM") ASSIGNED TO THE PROJECT BY CONTRACTOR AND OWNER FOR THE ENTIRE TERM OF THE CONTRACT IS A MATTER OF MATERIAL IMPORTANCE BOTH TO OWNER AND CONTRACTOR. ACCORDINGLY, OWNER AND CONTRACTOR AGREE THAT, THROUGHOUT THE ENTIRE TERM OF THIS CONTRACT, BOTH PARTIES WILL USE BEST EFFORTS TO MAINTAIN THE CONTINUITY AND SAME IDENTITY OF THE PROFESSIONAL TEAM. WITHOUT LIMITING THE FOREGOING, CONTRACTOR AGREES THAT MR. FRED LAY (THE "CONTRACTOR'S PROJECT MANAGER") IS AND WILL BE CONTRACTOR'S SENIOR PROJECT MANAGER FOR THE PROJECT, FOR AS LONG AS THE PROJECT MANAGER IS EMPLOYED BY CONTRACTOR. MR. JERRY PERRY IS AND WILL CONTINUE TO BE THE PRINCIPAL IN CHARGE OF THE PROJECT THROUGHOUT THE COURSE OF CONSTRUCTION AND WILL BE RESPONSIBLE FOR SUPERVISION OF CONTRACTOR'S PROJECT MANAGER.

                                    ARTICLE 3
                           RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

--------------------------------------------------------------------------------

AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                    Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #2

                                    ARTICLE 4
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(INSERT THE DATE OF COMMENCEMENT, IF IT DIFFERS FROM THE DATE OF THIS AGREEMENT OR, IF APPLICABLE, STATE THAT THE DATE WILL BE FIXED IN A NOTICE TO PROCEED.)

CONTRACTOR WILL COMMENCE WITHIN THREE (3) BUSINESS DAYS AFTER (a) ISSUANCE OF A PERMIT FOR THE CONSTRUCTION OF FOUNDATIONS, GROUND LEVEL IMPROVEMENTS, BUILDING SHELL AND OTHER HORIZONTAL AND VERTICAL IMPROVEMENTS FOR THE PROJECT BY THE CITY OF ST. PETERSBURG (THE "PERMIT"), AND (b) CLOSING BY OWNER OF A CONSTRUCTION MORTGAGE LOAN FROM NATIONSBANK (FOR WHICH OWNER HAS RECEIVED A WRITTEN AND BINDING COMMITMENT). OWNER AND CONTRACTOR AGREE TO USE DILIGENCE AND THEIR BEST EFFORTS TO CAUSE THE CITY OF ST. PETERSBURG TO ISSUE THE PERMIT AT THE EARLIEST POSSIBLE DATE.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit timely filing of mortgages, mechanic's liens and other security interests.

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than
(INSERT THE CALENDAR DATE OR NUMBER OF CALENDAR DAYS AFTER THE DATE 0F COMMENCEMENT. ALSO INSERT ANY REQUIREMENTS FOR EARLIER SUBSTANTIAL COMPLETION OF CERTAIN PORTIONS OF THE WORK, IF NOT STATED ELSEWHERE IN THE CONTRACT DOCUMENTS.)

TWO HUNDRED TEN (210) DAYS AFTER THE DATE OF COMMENCEMENT OF CONSTRUCTION.

, subject to adjustments of this Contract Time as provided in the Contract Documents.
(INSERT PROVISIONS, IF ANY, FOR LIQUIDATED DAMAGES RELATING TO FAILURE TO COMPLETE ON TIME.)

SEE THE ATTACHED SUPPLEMENTAL CONDITIONS

                                    ARTICLE 5
                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee, GENERAL CONDITIONS COSTS, AND CONTRACTOR'S INSURANCE, ALL determined as follows:

(STATE A LUMP SUM, PERCENTAGE OF COST OF THE WORK OR OTHER PROVISION FOR DETERMINING THE CONTRACTOR'S FEE, AND EXPLAIN HOW THE CONTRACTOR'S FEE IS TO BE ADJUSTED FOR CHANGES IN THE WORK.)

CONTRACTOR WILL BE PAID A LUMP SUM FEE OF $414,465.00 ("CONTRACTOR'S FEE"). THE CONTRACTOR'S FEE WILL BE ADJUSTED FOR CHANGES IN THE WORK BY AN INCREASE OF EIGHT PERCENT (8%) OF THE COST OF THE WORK INCLUDED IN THE CHANGE. CONTRACTOR WILL ALSO BE PAID A LUMP SUM OF $247,605.00 IN RESPECT OF CONTRACTOR'S GENERAL OPERATING COSTS ("GENERAL CONDITIONS COSTS") AND A LUMP SUM FOR CONTRACTOR'S INSURANCE ("CONTRACTOR'S INSURANCE") IN THE TOTAL SUM NOT TO EXCEED $3,500.00 CONTRACTOR'S FEE, GENERAL CONDITIONS COSTS, AND CONTRACTOR'S INSURANCE WILL BE BILLED TO OWNER IN A FAIR AND EQUITABLE MANNER IN PROPORTION TO CONTRACTOR'S MONTHLY APPLICATIONS FOR PAYMENT IN CONNECTION WITH THE COST OF THE WORK. NOTWITHSTANDING ANY PROVISION OF THE CONTRACT TO THE CONTRARY, CONTRACTOR'S FEE, GENERAL CONDITIONS COSTS, AND CONTRACTOR'S INSURANCE ARE INTENDED TO BE CHARGED AS A FIXED AMOUNT, TO BE BILLED RATABLY THROUGHOUT THE COURSE OF CONSTRUCTION OF THE PROJECT, AS AFORESAID, AND NOT TO BE SUBJECT TO REDUCTION BASED UPON SAVINGS IN ANY COST COMPONENT COMPRISING SUCH CATEGORIES.

5.2 GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work, GENERAL CONDITIONS COSTS, CONTRACTOR'S INSURANCE and the Contractor's Fee is guaranteed by the Contractor not to exceed FIVE MILLION SIX HUNDRED FIFTY-ONE THOUSAND TWO HUNDRED THIRTY-NINE AND NO/100 DOLLARS Dollars ($5,651,239.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(INSERT SPECIFIC PROVISIONS IF THE CONTRACTOR IS TO PARTICIPATE IN ANY SAVINGS.)

IF THE SUM OF THE ACTUAL COST OF WORK FOR THE PROJECT, GENERAL CONDITIONS COSTS, CONTRACTOR'S INSURANCE AND THE CONTRACTOR'S FEE IS LESS THAN THE GUARANTEED MAXIMUM PRICE, SUCH DIFFERENCE WILL BE DEEMED TO CONSTITUTE A "SAVINGS," UNDER THIS CONTRACT. IF CONTRACTOR ACHIEVES ANY SAVINGS IN CONNECTION WITH ITS EXECUTION OF THE WORK, THE SAVINGS WILL BE ALLOCATED THIRTY PERCENT (30%) TO

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #3

CONTRACTOR AND SEVENTY PERCENT (70%) TO OWNER. SAVINGS ALLOCATED TO CONTRACTOR WILL BE PAID TO CONTRACTOR IN LUMP SUM UPON FINAL PAYMENT IN THE MANNER PROVIDED BY THIS CONTRACT.

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(STATE THE NUMBERS OR OTHER IDENTIFICATION OF ACCEPTED ALTERNATES, BUT ONLY IF A GUARANTEED MAXIMUM PRICE IS INSERTED IN SUBPARAGRAPH 5.2.1. IF DECISIONS ON OTHER ALTERNATES ARE TO BE MADE BY THE OWNER SUBSEQUENT TO THE EXECUTION OF THIS AGREEMENT, ATTACH A SCHEDULE OF SUCH OTHER ALTERNATES SHOWING THE AMOUNT FOR EACH AND THE DATE UNTIL WHICH THAT AMOUNT IS VALID.)

NONE

5.2.3 The amounts agreed to for unit prices, if any, are as follows:
(STATE UNIT PRICES ONLY IF A GUARANTEED MAXIMUM PRICE IS INSERTED IN SUBPARAGRAPH 5.2.1.)

NONE

                                    ARTICLE 6
                               CHANGES IN THE WORK

6.1 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

INSERT A: IN CONNECTION WITH ANY CHANGE IN THE WORK, THE TOTAL MARKUP BY SUBCONTRACTORS FOR FEES, OVERHEAD AND PROFIT WILL NOT EXCEED EIGHT PERCENT (8%) OF THE COST OF WORK COVERED BY THE SUBCONTRACT.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph
7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

                                    ARTICLE 7
                             COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1 LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or,

--------------------------------------------------------------------------------

AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #4 with the Owner's agreement, at off-site workshops.

INSERT B: FOR PURPOSES OF CALCULATION OF THE COST OF THE WORK, THE AFORESAID WAGES WILL BE MULTIPLIED BY A FACTOR OF 1.0.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement.
(IF IT IS INTENDED THAT THE WAGES OR SALARIES OF CERTAIN PERSONNEL STATIONED AT THE CONTRACTOR'S PRINCIPAL OR OTHER OFFICES SHALL BE INCLUDED IN THE COST OF THE WORK, IDENTIFY IN ARTICLE 14 THE PERSONNEL TO BE INCLUDED AND WHETHER FOR ALL OR ONLY PART OF THEIR TIME.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

7.1.4.3 Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

7.1.5 MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #5

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6 OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2 EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

                                    ARTICLE 8
                           COSTS NOT TO BE REIMBURSED

8.1 The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Section 5.1 in connection with General Conditions Costs and Contractor's Overhead.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3 Overhead and general expenses, except as may be expressly included in
Article 7.

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #6

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7 Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                    ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.


                                   ARTICLE 10
                        SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Owner. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Owner (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner. As provided in subparagraph 10.1 above, Contractor will provide Owner and Architect with a list of subcontractors for their review. Should either Owner or Architect have a reasonable objection to any subcontractor, then the terms of this subparagraph
10.2 will control. However, as this is a Guaranteed Maximum Price Contract, it will be the right of the Contractor to select subcontractors for the purpose of insuring Substantial Completion of the work in conformity to this Contract, subject to the right of approval of such subcontractors by Owner in conformity to the provisions of this subparagraph 10.2, which approval will not be unreasonably withheld or delayed.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

--------------------------------------------------------------------------------

AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #7

                                   ARTICLE 11
                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law. Contractor agrees to provide Owner monthly, on the date on which Applications for Payment are due from Contractor (or at such other or further times as may be required by Owner), a detailed financial accounting for all costs incurred by Contractor both for the preceding month and to the then-current date, in such detail and format as is reasonably satisfactory to Owner, and certified to Owner to be true, accurate and complete in all respects by the chief financial officer of Contractor. All accounting records of Contractor will be maintained in a place of convenient inspection by Owner in Tampa, Florida and available for inspection by Owner at all reasonable times during the term of this Agreement and for a period of three years after final payment to Contractor.

                                   ARTICLE 12
                                PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the first (1st) day of a month, the Owner shall make payment to the Contractor not later than the fifteenth (15th) day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than fifteen (15) days after the Architect receives the Application for Payment.

12.4 Upon request of Owner or Architect in connection with any Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments.

INSERT C: UNLESS OWNER OR ARCHITECT SPECIFICALLY REQUESTS THE DOCUMENTARY EVIDENCE REQUIRED BY SECTION 12.4 ABOVE, CONTRACTOR WILL SUBMIT ONLY A COMPLETED APPLICATION FOR PAYMENT, INCLUDING A SCHEDULE OF VALUES APPLICABLE TO THE WORK COMPLETED THROUGH THE DATE OF THE APPLICATION FOR PAYMENT.

12.5 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee, General Conditions Costs and Contractor's Insurance shall each be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #8 the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

Insert D: See the Supplemental Conditions to this Contract for additional provisions relating to retainage.

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values, less retainage of ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph
7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of ten percent (10%).

12.5.3.3 Add the Contractor's Fee, less retainage of ten percent (10%). The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4 Additional retainage, if any, shall be as follows:
(IF IT IS INTENDED TO RETAIN ADDITIONAL AMOUNTS FROM PROGRESS PAYMENTS TO THE CONTRACTOR BEYOND (1) THE RETAINAGE FROM THE CONTRACTOR'S FEE PROVIDED IN CLAUSE
12.5.3.3. (2) THE RETAINAGE FROM SUBCONTRACTORS PROVIDED IN PARAGRAPH 12.7 BELOW, AND (3) THE RETAINAGE, IF ANY, PROVIDED BY OTHER PROVISIONS OF THE CONTRACT, INSERT PROVISION FOR SUCH ADDITIONAL RETAINAGE HERE. SUCH PROVISION, IF MADE, SHOULD ALSO DESCRIBE ANY ARRANGEMENT FOR LIMITING OR REDUCING THE AMOUNT RETAINED AFTER THE WORK REACHES A CERTAIN STATE OF COMPLETION.)
SEE THE SUPPLEMENTAL CONDITIONS TO THIS CONTRACT FOR ADDITIONAL PROVISIONS RELATING TO RETAINAGE.

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #9

                                   ARTICLE 13
                                  FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #10

Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, and as follows:

(4) full compliance with all requirements of the Florida Construction Lien Law for the benefit of Owner, including delivery of a final contractor's affidavit, as well as any requirements of the attached General Conditions (AIA Document
A201) and Contractors Surety.

(5) delivery to Owner of a complete and correct copy of the final invoice from the subcontractors responsible for the mechanical, electrical and clean room ceiling and floor portions of the Work.

13.2 The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within fifteen (15) days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(INSERT RATE OF INTEREST AGREED UPON, IF ANY.)

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AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT
1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #11

(USURY LAWS AND REQUIREMENTS UNDER THE FEDERAL TRUTH IN LENDING ACT, SIMILAR STATE AND LOCAL CONSUMER CREDIT LAWS AND OTHER REGULATIONS AT THE OWNER'S AND CONTRACTOR'S PRINCIPAL PLACES OF BUSINESS, THE LOCATION OF THE PROJECT AND ELSEWHERE MAY AFFECT THE VALIDITY OF THIS PROVISION. LEGAL ADVICE SHOULD BE OBTAINED WITH RESPECT TO DELETIONS OR MODIFICATIONS, AND ALSO REGARDING REQUIREMENTS SUCH AS WRITTEN DISCLOSURES OR WAIVERS.)

14.3 Other provisions:
(a) Owner and Contractor have discussed and agree that the Project is located adjacent to the parking area of the existing Phase I building of Owner's business operation. Because Owner is conducting an ongoing business in the Phase I building, the general condition of housekeeping, attractiveness and cleanliness of the parking areas, building grounds and their surrounding environs are matters of great concern to Owner. Accordingly, in support of Owner's objectives, Contractor agrees that it will maintain, and require its Subcontractors, Sub-subcontractors, material and equipment suppliers to maintain, the highest degree of cleanliness, good order, appearance and neatness in connection with any activities of Contractor upon or around the buildings and grounds which are now a part of the Phase I project. Contractor further agrees that any construction trailer, mobile field office or other structure maintained by Contractor on the Project site will be of first-class condition, quality and appearance at all times and will be of at least equal condition, quality and appearance to the construction trailer maintained by Owner or its affiliate on the Phase I Property at the time that the Phase I building was constructed

(b) Contractor acknowledges and agrees that Contractor is responsible for the good and workmanlike construction of all portions of the "clean rooms" which are a part of the Work, in Accordance with the Contract Documents. If any of the clean rooms fail to receive clean room and vibration isolation certification by the test firms or certifying agencies responsible for providing such certification, then Contractor will be responsible for all costs of correction of the Work so that the aforesaid certification can be obtained; provided, however, that Contractor will not be responsible for costs of correction of the Work to the extent that correction is required because of defects in design or specifications provided by parties other than Contractor and persons employed, controlled or directed by Contractor.

                                   ARTICLE 15
                            TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner. The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #12 purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

                                   ARTICLE 16
                        ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A1ll - Electronic Format, 1987 Edition, with revisions as indicated throughout.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201 - Electronic Format, 1987 Edition, with revisions as indicated throughout.

16.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated, and are as follows:

DOCUMENT                             TITLE                                PAGES
The Supplemental Conditions are attached to this Contract.

16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are as follows:
(EITHER LIST THE SPECIFICATIONS HERE OR REFER TO AN EXHIBIT ATTACHED TO THIS AGREEMENT.)

SECTION                              TITLE                                 PAGES
None except as provided in Exhibit "B" which is physically attached hereto and made a part hereof.

16.1.5 The Drawings are as follows, and are dated unless a different date is shown below:
(EITHER LIST THE DRAWINGS HERE OR REFER TO AN EXHIBIT ATTACHED TO THIS
AGREEMENT.)

NUMBER                               TITLE                                 DATE
See Exhibit "A," which is physically attached hereto and made a part hereof, for an enumeration of the Drawings.

16.1.6 The Addenda, if any, are as follows:

NUMBER                               DATE                                  PAGES

None, but see the Supplemental Conditions and Exhibits "A" through "G" scheduled below which are physically attached hereto and made a part of this Contract.

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:

(LIST HERE ANY ADDITIONAL DOCUMENTS WHICH ARE INTENDED TO FORM PART OF THE CONTRACT DOCUMENTS. THE GENERAL CONDITIONS PROVIDE THAT BIDDING REQUIREMENTS SUCH AS ADVERTISEMENT OR INVITATION TO BID, INSTRUCTIONS TO BIDDERS, SAMPLE FORMS AND THE CONTRACTOR'S BID ARE NOT PART OF THE CONTRACT DOCUMENTS UNLESS ENUMERATED IN THIS AGREEMENT. THEY SHOULD BE LISTED HERE ONLY IF INTENDED TO BE PART OF THE CONTRACT DOCUMENTS.)

Exhibit "A"    Contract Drawings, prepared by FPR, dated 1-13-99, as marked and agreed upon by Owner and Contractor with accompanying data sheets, upon which the Guaranteed Maximum Price has been based.

Exhibit "B"    Project Manual and Technical Specifications, prepared by FPR dated 7-13-98, as marked up and agreed upon by Owner and Contractor.

Exhibit "D"    Updated proposal of The Perry Company, dated 2-4-99 with
               accompanying pricing and schedules

--------------------------------------------------------------------------------

AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #13

Exhibit "E"    Schedule of Insurance Requirements

Exhibit "F"    Schedule of Bonding Requirements

Exhibit "H"    Contractor's Exceptions and Clarifications in letter form, dated
               2-2, 1998.

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the Administration of the Contract, and the remainder to the Owner.


OWNER                                        CONTRACTOR


PLASMA-THERM, INC.                       Insert E: THE PERRY COMPANY

/s/ STACY WAGNER                         /s/ JERRY N. PERRY
------------------------------           ---------------------------------------
(SIGNATURE)                              (SIGNATURE)


By: Stacy Wagner, as its CFO -President  By: Jerry Perry, as its Pres -President
---------------------------------------  ---------------------------------------
(PRINTED NAME AND TITLE)       2/5/99    (PRINTED NAME AND TITLE)  Pres

--------------------------------------------------------------------------------
AIA DOCUMENT A111 - OWNER-CONTRACTOR AGREEMENT - TENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A111-1987
                                              User Document: PLASMA -- 2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #14

               GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

                      ALA DOCUMENT A201 - ELECTRONIC FORMAT

-------------------------------------------------------------------------------
THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AlA DOCUMENT D401.

This document has been approved and endorsed by the Associated General Contractors of America.

Copyright 1911, 1915, 1918, 1925, 1927, 1951, 1958, 1961, 1963, 1967, 1970,
1976, 1987 by The American Institute of Architects, 1735 New York Avenue N.W., Washington D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecutions.
--------------------------------------------------------------------------------

                                TABLE OF ARTICLES

   1. GENERAL PROVISIONS                    8.  TIME

   2. OWNER                                 9.  PAYMENTS AND COMPLETION

   3. CONTRACTOR                            10. PROTECTION OF PERSONS AND
                                                PROPERTY
   4. ADMINISTRATION OF THE CONTRACT
                                            11. INSURANCE AND BONDS
   5. SUBCONTRACTORS
                                            12. UNCOVERING AND CORRECTION OF
   6. CONSTRUCTION BY OWNER OR BY               WORK
      SEPARATE CONTRACTORS
                                            13. MISCELLANEOUS PROVISIONS
   7. CHANGES IN THE WORK
                                            14. TERMINATION OR SUSPENSION OF THE
                                                CONTRACT

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #1

                                      INDEX

ACCEPTANCE OF NONCONFORMING WORK                              9.6.6, 9.9.3, 12.3
Acceptance of Work                           9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3
ACCESS TO WORK                                                 3.16, 6.2.1, 12.1
Accident Prevention                                                    4.2.3, 10
Acts and Omissions                     3.2.1, 3.2.2, 3.3.2, 3.12.8, 3.18, 4.2.3,
                         4.3.2, 4.3.9, 8.3.1, 10.1.4, 10.2.5, 13.4.2, 13.7, 14.1
Addenda                                                              1.1.1, 3.11
Additional Costs, Claims for                    4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
Additional Inspections and Testing                    4.2.6, 9.8.2, 12.2.1, 13.5
Additional Time, Claims for                           4.3.6, 4.3.8, 4.3.9, 8.3.2
ADMINISTRATION OF THE CONTRACT                                3.3.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid                                         1.1.1
Aesthetic Effect                                                   4.2.13, 4.5.1
ALLOWANCES                                                                   3.8
All-risk Insurance                                                      11.3.1.1
APPLICATIONS FOR PAYMENT                     4.2.5, 7.3.7, 9.2, 9.3, 9.4, 9.5.1,
                            9.6.3, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 11.1.3, 14.2.4
Approvals                        2.4, 3.3.3, 3.5, 3.10.2, 3.12.4 through 3.12.8,
                                    3.18.3, 4.2.7, 9.3.2, 11.3.1.4, 13.4.2, 13.5
ARBITRATION                              4.1.4, 4.3.2, 4.3.4, 4.4.4, 4.5, 8.3.1,
                                                         10.1.2, 11.3.9, 11.3.10
ARCHITECT                                                                    4.1

Architect, Definition of                                                   4.1.1
Architect, Extent of Authority              2.4, 3.12.6, 4.2, 4.3.2, 4.3.6, 4.4,
                       5.2, 6.3, 7.1.2, 7.2.1, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5,
                                      9.6.3, 9.8.2, 9.8.3, 9.10.1, 9.10.3, 12.1,
                                          12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility                    3.3.3,
                             3.12.8, 3.12.11, 4.1.2, 4.2.1,4 .2.2, 4.2.3, 4.2.6,
           4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.3.2, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect's Additional Services and Expenses               2.4, 9.8.2, 11.3.1.1,
                                          12.2.1, 12.2.4, 13.5.2, 13.5.3, 14.2.4
ARCHITECT'S ADMINISTRATION OF THE CONTRACT                           4.2, 4.3.6,
                                                            4.3.7, 4.4, 9.4, 9.5
Architect's Approvals                                2.4, 3.5.1, 3.10.2, 3.12.6,
                                                           3.12.8, 3.18.3, 4.2.7
Architect's Authority to Reject Work                3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect's Copyright                                                        1.3
Architect's Decisions               4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13. 4.3.2,
                 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2,
                        9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Architect's Inspections                       4.2.2, 4.2.9, 4.3.6, 9.4.2, 9.8.2,
                                                             9.9.2, 9.10.1, 13.5
Architect's Instructions                             4.2.6, 4.2.7, 4.2.8, 4.3.7,
                                                             7.4.1, 12.1, 13.5.2
Architect's Interpretations                                4.2.11, 4.2.12, 4.3.7
Architect's On-Site Observations                     4.2.2, 4.2.5, 4.3.6, 9.4.2,
                                                             9.5.1, 9.10.1, 13.5
Architect's Project Representative                                        4.2.10
Architect's Relationship with Contractor                    1.1.2, 3.2.1, 3.2.2,
                  3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.12.11, 3.16, 3.18, 4.2.3,
                                        4.2.4, 4.2.6, 4.2.12, 5.2, 6.2.2, 7.3.4,
                                                       9.8.2, 11.3.7, 12.1, 13.5
Architect's Relationship with Subcontractors                1.1.2, 4.2.3, 4.2.4,
                                                     4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect's Representations                                9.4.2, 9.5.1, 9.10.1,
Architect's Site Visits                       4.2.2, 4.2.5, 4.2.9, 4.3.6, 9.4.2,
                                               9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Asbestos                                                                    10.1
Attorneys' Fees                                           3.18.1, 9.10.2, 10.1.4
Award of Separate Contracts                                                6.1.1
AWARD OF SUBCONTRACTS AND OTHER CONTRACTS
   FOR PORTIONS OF THE WORK                                                  5.2
BASIC DEFINITIONS                                                            1.1
Bidding Requirements                                 1.1.1, 1.1.7, 5.2.1, 11.4.1
BOILER AND MACHINERY INSURANCE                                            11.3.2
Bonds, Lien                                                               9.10.2
Bonds, Performance and Payment                     7.3.6.4, 9.10.3, 11.3.9, 11.4
Building Permit                                                            3.7.1
CAPITALIZATION.                                                              1.4
Certificate of Substantial Completion                                      9.8.2
Certificates for Payment                   4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1,
                     9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval                  3.12.11, 13.5.4
Certificates of Insurance                                  9.3.2, 9.10.2, 11.1.3
CHANGE ORDERS                  1.1.1, 2.4.1, 3.8.2.4, 3.11, 4.2.8, 4.3.3, 5.2.3,
                              7.1, 7.2, 7.3.2, 8.3.1, 9.3.l.l, 9.10.3, 11.3.1.2,
                                                          11.3.4, 11.3.9, 12.1.2
Change Orders, Definition of                                               7.2.1
CHANGES                                                                      7.1
CHANGES IN THE WORK                       3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 10.1.3
Claim, DEFINITION of                                                       4.3.1
CLAIMS AND DISPUTES                        4.3, 4.4, 4.5, 6.2.5, 8.3.2, 9.3.1.2,
                                                           9.3.3, 9.10.4, 10.1.4
CLAIMS AND TIMELY ASSERTION OF CLAIMS                                      4.5.6
CLAIMS FOR ADDITIONAL COST                      4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
CLAIMS FOR ADDITIONAL TIME                            4.3.6, 4.3.8, 4.3.9, 8.3.2
CLAIMS FOR CONCEALED OR UNKNOWN CONDITIONS                                 4.3.6
Claims for Damages                             3.18, 4.3.9, 6.1.1, 6.2.5, 8.3.2,
                                                                 9.5.1.2, 10.1.4
Claims Subject to Arbitration                                4.3.2, 4.4,4, 4.5.1
CLEANING UP                                                            3.15, 6.3
COMMENCEMENT OF STATUTORY LIMITATION PERIOD                                 13.7
Commencement of the Work, Conditions Relating to                   2.1.2, 2.2.1,
                       3.2.1, 3.2.2, 3.7.1, 3.10.1, 3.12.6, 4.3.7, 5.2.1, 6.2.2,
                                       8.1.2, 8.2.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Commencement of the Work, Definition of                                    8.1.2
Communications Facilitating Contract
   Administration                                            3.9.1, 4.2.4, 5.2.1
Completion, Conditions Relating to                     3.11, 3.15, 4.2.2, 4.2.9,
                          4.3.2, 9.4.2, 9.8, 9.9.1, 9.10, 11.3.5, 12.2.2, 13.7.1
COMPLETION, PAYMENTS AND                                                       9
Completion, Substantial                4.2.9, 4.3.5.2, 8.1.1, 8.1.3, 8.2.3, 9,8,
                                                             9.9.1, 12.2.2, 13.7
Compliance with Laws                         l.3, 3.6, 3.7, 3.13, 4.1.1, 10.2.2,
                        11.1, 11.3, 13.1, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions                                            4.3.6
Conditions of the Contract                                   1.1.1, 1.1.7, 6.1.1
Consent, Written              l.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4. 4.5.5, 9.3.2,
                           9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3, 11.3.1,
                                                 11.3.1.4, 11.3.11, 13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY
   SEPARATE CONTRACTORS                                                 1.1.4, 6
Construction Change Directive, Definition of                               7.3.1

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #2

Construction Change Directives                   1.1.1, 4.2.8, 7.1, 7.3, 9.3.1.1
Construction Schedules, Contractor's                                 3.10, 6.1.3
CONTINGENT ASSIGNMENT OF SUBCONTRACTS                                        5.4
Continuing Contract Performance                                            4.3.4
Contract, Definition of                                                    1.1.2
CONTRACT, TERMINATION OR SUSPENSION
     OF THE                                                   4.3.7, 5.4.1.1, 14
Contract Administration                                       3.3.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to                      3.7.1,
                                          3.10, 5.2, 9.2, 11.1.3, 11.3.6, 11.4.1
CONTRACT DOCUMENTS, THE                                              1.1, 1.2, 7
Contract Documents, Copies Furnished and Use of                  1.3, 2.2.5, 5.3
Contract Documents, Definition of                                          1.1.1
Contract Performance During Arbitration                             4.3.4, 4.5.3
CONTRACT SUM                             3.8, 4.3.6, 4.3.7, 4.4.4, 5.2.3, 6.1.3,
                                7.2, 7.3, 9.1, 9.7, 11.3.1, 12.2.4, 12.3, 14.2.4
CONTRACT SUM, Definition of                                                  9.1
Contract Time                          4.3.6, 4.3.8, 4.4.4, 7.2.1.3, 7.3, 8.2.1,
                                                              8.3.1, 9.7, 12.1.1
Contract Time, DEFINITION of                                               8.1.1
CONTRACTOR                                                                     3
Contractor, Definition of                                             3.1, 6.1.2
Contractor's Bid                                                           1.1.1
CONTRACTOR'S CONSTRUCTION SCHEDULES                                  3.10, 6.1.3
Contractor's Employees                    3.3.2, 3.4.2, 3.8.1, 3.9, 3.18, 4.2.3,
                                      4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
CONTRACTOR'S LIABILITY INSURANCE                                            11.1
Contractor's Relationship with Separate Contractors
   and Owner's Forces                    2.2.6, 3.12.5, 3.14.2, 4.2.4, 6, 12.2.5
Contractor's Relationship with Subcontractors                      1.2.4, 3.3.2,
                  3.18.1, 3.18.2, 5.2, 5.3, 5.4, 9.6.2, 11.3.7, 11.3.8, 14.2.1.2
Contractor's Relationship with the Architect                1.1.2, 3.2.1, 3.2.2,
             3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.16, 3.18, 4.2.3, 4.2.4, 4.2.6,
                            4.2.12, 5.2, 6.2.2, 7.3.4, 9.8.2, 11.3.7, 12.1, 13.5
Contractor's Representations                        1.2.2, 3.5.1, 3.12.7, 6.2.2,
                                                                    8.2.1, 9.3.3
Contractor's Responsibility for Those Performing the Work                 3.3.2,
                                                                 3.18, 4.2.3, 10
Contractor's Review of Contract Documents                      1.2.2, 3.2, 3.7.3
Contractor's Right to Stop the Work                                          9.7
Contractor's Right to Terminate the Contract                                14.1
Contractor's Submittals                   3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3,
                                7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3,
                                                          10.1.2, 11.4.2, 11.4.3
Contractor's Superintendent                                          3.9, 10.2.6
Contractor's Supervision and Construction Procedures                 1.2.4, 3.3,
                                                    3.4, 4.2.3, 8.2.2, 8.2.3, 10
Contractual Liability Insurance                                 11.1.1.7, 11.2.1
Coordination and Correlation                  1.2.2, 1.2.4, 3.3.1, 3.10, 3.12.7,
                                                                    6.1.3, 6.2.1
Copies Finished of Drawings and Specifications                  1.3, 2.2.5, 3.11
Correction of Work                                2.3, 2.4, 4.2.1, 9.8.2, 9.9.1,
                                                          12.1.2, 12.2, 13.7.1.3
Cost, Definition of                                                7.3.6, 14.3.5
Costs                  2.4, 3.2.1, 3.7.4, 3.8.2, 3.15.2., 4.3.6, 4.3.7, 4.3.8.1,
            5.2.3, 6.1.1, 6.2.3, 6.3, 7.3.3.3, 7.3.6, 7.3.7, 9.7, 9.8.2, 9.10.2,
                       11.3.1.2, 11.3.1.3, 11.3.4, 11.3.9, 12.1, 12.2.1, 12.2.4,
                                                                12.2.5, 13.5, 14
CUTTING AND PATCHING                                                 3.14, 6.2.6
Damage to Construction of owner or Separate Contractors                  3.14.2,
                      6.2.4, 9.5.1.5, 10.2.1.2, 10.2.5, 10.3, 11,1. 11.3, 12.2.5
Damage to the Work                   3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.3, 11.3
Damages, Claims for                                   3.18, 4.3.9, 6.1.1, 6.2.5.
                                                          8.3.2, 9.5.1.2, 10.1.4
Damages for Delay                                     6.1.1, 8.3.3, 9.5.1.6, 9.7
Date of Commencement of the Work, Definition of                            8.1.2
Date of Substantial Completion, Definition of                              8.1.3
Day, Definition of                                                         8.1.4
Decisions of the Architect                                 4.2.6, 4.2.7, 4.2.11,
                           4.2.12, 4.2.13, 4.3.2, 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3,
                             7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.2,
                                           9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
DECISIONS TO WITHHOLD CERTIFICATION                           9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance,
Rejection and Correction of                              2.3, 2.4, 3.5.1, 4.2.1,
                         4.2.6, 4.3.5, 9.5.2, 9.8.2, 9.9.1, 10.2.5, 12, 13.7.1.3
Defective Work, Definition of                                              3.5.1
Definitions                      l.l, 2.1.1, 3.1, 3.5.l, 3.12.l, 3.12.2, 3.12.3,
                  4.1.1, 4.3.l, 5.l, 6.1.2, 7.2.1, 7.3.l, 7.3.6, 8.1, 9.1, 9.8.1
DELAYS AND EXTENSIONS OF TIME                           4.3.1, 4.3.8.1, 4.3.8.2,
                                6.1.1, 6.2.3, 7.2.1, 7.3.1, 7.3.4, 7.3.5, 7.3.8,
                                             7.3.9, 8.1.1, 8.3, 10.3.1, 14.1.1.4
Disputes                        4.1.4, 4.3, 4.4, 4.5, 6.2.5, 6.3, 7.3.8, 9.3.1.2
Documents and Samples at the Site                                           3.11
Drawings, Definition of                                                    1.1.5
Drawings and Specifications, Use and Ownership of                    1.1.1, 1.3,
                                                                2.2.5, 3.11, 5.3
Duty to Review Contract Documents and Field Conditions                       3.2
Effective Date of Insurance                                        8.2.2, 11.1.2
Emergencies                                                          4.3.7, 10.3
Employees, Contractor's                       3.3.2., 3.4.2, 3.8.1, 3.9, 3.18.1,
                       3.18.2, 4.2.3, 4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Equipment, Labor, Materials and                        1.1.3, 1.1.6, 3.4, 3.5.1,
                            3.8.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7,
                                    6.2.1, 7.3.6, 9.3.2, 9.3.3, 11.3, 12.2.4, 14
Execution and Progress of the Work                     1.1.3, 1.2.3, 3.2, 3.4.1,
                                3.5.1, 4.2.2, 4.2.3, 4.3.4, 4.3.8, 6.2.2, 7.1.3,
                                   7.3.9, 8.2, 8.3, 9.5, 9.9.1, 10.2, 14.2, 14.3
EXECUTION, CORRELATION AND INTENT of the
     Contract Documents                                               1.2, 3.7.1
Extensions of Time                            4.3.1, 4.3.8, 7.2.1.3, 8.3, 10.3.1
Failure of Payment by Contractor                               9.5.1.3, 14.2.1.2
Failure of Payment by Owner                                   4.3.7, 9.7, 14.1.3
Faulty Work (See Defective or Nonconforming Work)
FINAL COMPLETION AND FINAL PAYMENT                          4.2.1, 4.2.9, 4.3.2,
                               4.3.5, 9.10, 11.1.2, 11.1.3, 11.3.5, 12.3.1, 13.7
Financial Arrangements, Owner's                                            2.2.1
Fire and Extended Coverage Insurance                                        11.3
GENERAL PROVISIONS                                                             1
Governing Law                                                              1.3.1
Guarantees (See Warranty and Warranties)
Hazardous Materials                                                 10.1, 10.2.4
Identification of Contract Documents                                       1.2.1
Identification of Subcontractors and Suppliers                             5.2.1
Indemnification                     3.17, 3.18, 9.10.2, 10.1.4, 11.3.1.2, 11.3.7
Information and Services Required of the Owner                       2.1.2, 2.2,
                  4.3.4, 6.1.3, 6.1.4, 6.2.6, 9.3.2, 9.6.1, 9.6.4, 9.8.3, 9.9.2,
                                      9.10.3, 10.1.4, 11.2, 11.3, 13.5.1, 13.5.2

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #3

INJURY OR DAMAGE TO PERSON OR PROPERTY                                     4.3.9
Inspections                                          3.3.3, 3.3.4, 3.7.1, 4.2.2,
                          4.2.6, 4.2.9, 4.3.6, 9.4.2, 9.8.2, 9.9.2, 9.10.1, 13.5
Instructions to Bidders                                                    1.1.1
Instructions to the Contractor              3.8.1, 4.2.8, 5.2.1, 7, 12.1, 13.5.2
Insurance                 4.3.9, 6.1.1, 7.3.6.4, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 11
INSURANCE, BOILER AND MACHINERY                                           11.3.2
INSURANCE, CONTRACTOR'S LIABILITY                                           11.1
Insurance, Effective Date of                                       8.2.2, 11.1.2
Insurance, Loss of Use                                                    11.3.3
Insurance, Owner's Liability                                                11.2
Insurance, Property                                                 10.2.5, 11.3
Insurance, Stored Materials                                      9.3.2, 11.3.1.4
INSURANCE AND BONDS                                                           11
Insurance Companies, Consent to Partial
   Occupancy                                                      9.9.1, 11.3.11
Insurance Companies, Settlement with                                     11.3.10
Intent of the Contract Documents                                  1.2.3, 3.12.4,
                                               4.2.6, 4.2.7, 4.2.12, 4.2.13, 7.4
INTEREST                                                                    13.6
Interpretation                  1.2.5, 1.4, 1.5, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written                                   4.2.11, 4.2.12, 4.3.7
Joinder and Consolidation of Claims Required                               4.5.6
JUDGMENT ON FINAL AWARD                                    4.5.1, 4.5.4.1, 4.5.7
LABOR AND MATERIALS, EQUIPMENT                  1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2,
                                  3.12.2, 3.12.3, 3.12.7, 3.12,11, 3.13, 3.15.1,
                                   4.2.7, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Labor Disputes                                                             8.3.1
Laws and Regulations                           1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5
              4.5.7, 9.9.1, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6
Liens                                2.1.2, 4.3.2, 4.3.5.1, 8.2.2, 9.3.3, 9.10.2
LIMITATION ON CONSOLIDATION OR JOINDER                                     4.5.5
Limitations, Statutes of                                   4.5.4.2, 12.2.6, 13.7
Limitations of Authority                                    3.3.1, 4.1.2, 4.2.1,
                                4.2.3, 4.2.7, 4.2.10, 5.2.2, 5.2.4, 7.4, 11.3.10
Limitations of Liability              2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.11,
                  3.17, 3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.10.4,
                          10.1.4, 10.2.5, 11.1.2, 11.2.1, 11.3.7, 13.4.2, 13.5.2
Limitations of Time, General                  2.2.1, 2.2.4, 3.2.1, 3.7.3, 3.8.2,
                              3.10, 3.12.5, 3.15.1, 4.2.1, 4.2.7, 4.2.11, 4.3.2,
           4.3.3, 4.3.4, 4.3.6, 4.3.9, 4.5.4.2, 5.2.1, 5.2.3, 6.2.4, 7.3.4, 7.4,
                8.2, 9.5, 9.6.2, 9.8, 9.9, 9.10, 11.1.3, 11.3.1, 11.3.2, 11.3.5,
                                              11.3.6, 12.2.1, 12.2.2, 13.5, 13.7
Limitations of Time, Specific                     2.1.2, 2.2.1, 2.4, 3.10, 3.11,
                   3.15.1, 4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9,
               8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3,
                      11.3.6, 11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14
LOSS OF USE INSURANCE                                                     11.3.3
Material Suppliers                           1.3.1, 3.12.1, 4.2.4, 4.2.6, 5.2.1,
                                     9.3.1, 9.3.1.2, 9.3.3, 9.4.2, 9.6.5, 9.10.4
Materials, Hazardous                                                10.1, 10.2.4
Materials, Labor, Equipment and                 1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2,
                    3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1,
                                                 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Means, Methods, Techniques, Sequences and
   Procedures of Construction                         3.3.1, 4.2.3, 4.2.7, 9.4.2
MINOR CHANGES IN THE WORK                          1.1.1, 4.2.8, 4.3.7, 7.1, 7.4
MISCELLANEOUS PROVISIONS                                                      13
Modifications, Definition of                                               1.1.1
Modifications to the Contract                        1, 1.1, 1.1.2, 3.7.3, 3.11,
                                                     4.2.1, 5.2.3, 7, 8.3.1, 9.7
Mutual Responsibility                                                        6.2
NONCONFORMING WORK, ACCEPTANCE OF                                           12.3
NONCONFORMING WORK, REJECTION AND CORRECTION OF                           2.3.1,
                                               4.3.5, 9.5.2, 9.8.2, 12, 13.7.1.3
Notice                        2.3, 2.4, 3.2.1, 3.2.2, 3.7.3, 3.7.4, 3.9, 3.12.8,
               3,12.9, 3.17, 4.3, 4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1,
                  9.5.1, 9.6.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2,
                                               12.2.4, 13.3, 13.5.1, 13.5.2. 14,
NOTICE, WRITTEN                              2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3,
                4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10.
                  10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2. 14
Notice of Testing and Inspections                                 13.5.1, 13.5.2
Notice to Proceed                                                          8.2.2
NOTICES, PERMITS, FEES AND                     2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Architect's On-Site                                  4.2.2, 4.2.5,
                                               4.3.6, 9.4.2, 9.5.1, 9.10.1, 13.5
Observations, Contractor's                                          1.2.2, 3.2.2
Occupancy                                             9.6.6, 9.8.1, 9.9, 11.3.11
On-Site Inspections by the Architect                        4.2.2, 4.2 9, 4 3 6,
                                                     9.4.2, 9.8.2, 9,9.2, 9.10 1
On-Site Observations by the Architect                       4.2.2, 4.2.5, 4.3.6,
                                                      9.4.2, 9.5.1, 9.10.1, 13.5
Orders, Written                         2.3, 3.9, 4.3.7, 7, 8.2.2, 11.3.9, 12.1,
                                                           12.2,  13.5.2. 14.3.1
OWNER                                                                          2
Owner, DEFINITION of                                                         2.1
OWNER, INFORMATION AND SERVICES REQUIRED OF THE                           2.1.2,
                  2.2, 4.3.4, 6, 9, 10.1.4, 11.2, 11.3, 13.5.1, 14.1.1.5, 14.1.3
Owner's Authority                      3.8.1, 4.1.3, 4.2.9, 5.2.1, 5.2.4, 5.4.1,
                7.3.1, 8.2.2, 9.3.1, 9.3.2, 11.4.1, 12.2.4, 13.5.2, 14.2, 14.3.1
Owner's Financial Capability                                     2.2.1, 14.1.1.5
OWNER'S LIABILITY INSURANCE                                                 11.2
Owner's Loss of Use Insurance                                             11.3.3
Owner's Relationship with Subcontractors              1.1.2, 5.2.1, 5.4.1. 9.6.4
Owner's Right to Carry Out the Work                        2.4, 12.2.4, 14.2.2.2
OWNER'S RIGHT TO CLEAN UP                                                    6.3
OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS        6.1
OWNER'S RIGHT TO STOP THE WORK                                        2.3, 4.3.7
Owner's Right to Suspend the Work                                           14.3
Owner's Right to Terminate the Contract                                     14.2
OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS AND OTHER
DOCUMENTS                                                 1.1.1, 1.3, 2.2.5, 5.3
Partial Occupancy or Use                                     9.6.6, 9.9, 11.3.11
PATCHING, CUTTING AND                                                3.14, 6.2.6
PATENTS, ROYALTIES AND                                                      3.17
PAYMENT, APPLICATIONS FOR                                  4.2.5, 9.2, 9.3, 9.4,
                                    9.5.1, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 14.2.4
PAYMENT, CERTIFICATES FOR                         4.2.5, 4.2.9, 9.3.3, 9.4, 9.5,
              9.6.1, 9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, l3.7, 14.1.1.3, 14.2.4
PAYMENT, FAILURE OF                                         4.3.7, 9.5.1.3, 9.7,
                                                        9.10.2, 14.1.3, 14.2.1.2
Payment, Final                         14.2.1, 4.2.9, 4.3.2, 4.3.5, 9.10, 11.1.2
                                                          11.1.3, 11.3.5, 12.3.1
PAYMENT POND, PERFORMANCE BOND AND                              7.3.6.4, 9.10.3,
                                                                    11.3.9, 11.4
Payments, Progress                  4.3.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #4

PAYMENTS AND COMPLETION                                                    9 14
Payments to Subcontractors                                       5.4.2, 9.5.1.3,
                                           9.6.2, 9.6.3, 9.6.4, 11.3.8, 14.2.1.2
PCB                                                                         10.1
Performance Bond and Payment Bond                                       7.3.6.4,
                                                            9.10.3, 11.3.9, 11.4
PERMITS, FEES AND NOTICES                      2.2.3, 3.7. 3.13, 7.3.6.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF                                           10
Polychlorinated Bipheny                                                     10.1
Product Data, Definition of                                               3.12.2
PRODUCT DATA AND SAMPLES, SHOP DRAWINGS                         .11, 3.12, 4.2.7
PROGRESS AND COMPLETION                                        4.2.2, 4.3.4, 8.2
PROGRESS PAYMENTS                                                    4.3.4, 9.3,
                                                9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
PROJECT, Definition of the                                                 1.1.4
PROJECT MANUAL, Definition of the                                          1.1.7
Project Manuals                                                            2.2.5
Project Representatives                                                   4.2.10
PROPERTY INSURANCE                                                  10.2.5, 11.3
PROTECTION OF PERSONS AND PROPERTY                                            10
Regulations and Laws                           1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5
                 4.5.7, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work                                             3.5.1, 4.2.6, 12.2
Releases of Waivers and Liens                                             9.10.2
Representations                       1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3,
                                                     9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives                                        2.1.1, 3.1.1, 3.9, 4.1.1,
                                             4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
RESOLUTION OF CLAIMS AND DISPUTES                                       4.4, 4.5
Responsibility for Those Performing the
     Work                                           3.3.2, 4.2.3, 6.1.3, 6.2, 10
Retainage                             9.3.1, 9.6.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3
REVIEW OF CONTRACT DOCUMENTS AND FIELD
     CONDITIONS BY CONTRACTOR                          1.2.2, 3.2, 3.7.3, 3.12.7
Review of Contractor's Submittals by Owner and Architect                 3.10.1,
                                                           3.3.10.2, 3.11, 3.12,
                                          4.2.7, 4.2.9, 5.2.1, 5.2.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples
     by Contractor                                                        3.12.5
RIGHTS AND REMEDIES                              1.1.2, 2.3, 2.4, 3.5.1, 3.15.2,
             4.2.6, 4.3.6, 4.5, 5.3, 6.1, 6.3, 7.3.1, 8.3.1, 9.5.1, 9.7, 10.2.5,
                                                  10.3, 12.2.2, 12.2.4, 13.4, 14
ROYALTIES AND PATENTS                                                       3.17
RULES AND NOTICES FOR ARBITRATION                                          4.5.2
SAFETY OF PERSONS AND PROPERTY                                              10.2
SAFETY PRECAUTIONS AND PROGRAMS                               4.2.3, 4.2.7, 10.1
Samples, Definition of                                                    3.12.3
SAMPLES, SHOP DRAWINGS, PRODUCT DATA AND                         3.11,3.12,4.2.7
SAMPLES AT THE SITE, DOCUMENTS AND                                          3.11
SCHEDULE OF VALUES                                                    9.2, 9.3.1
Schedules, Construction                                                     3.10
Separate Contracts and Contractors                         1.1.4, 3.14.2, 4.2.4,
                                                4.5.5, 6, 11.3.7, 12.1.2, 12.2.5
Shop Drawings, Definition of                                              3.12.1
SHOP DRAWINGS, PRODUCT DATA AND SAMPLES                        3.11, 3.12, 4.2.7
SITE, USE OF                                                  3.13, 6.1.1, 6.2.1
Site Inspections                                     1.2.2, 3.3.4, 4.2.2, 4.2.9,
                                                      4.3,6, 9.8.2, 9.10.1, 13.5
Site Visits, Architect's                             4.2.2, 4.2.5, 4.2.9, 4.3.6,
                                        9.4.2, 9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing                              4.2.6, 12.2.1, 13.5
SPECIFICATIONS, Definition of the                                          1.1.6
SPECIFICATIONS, THE                        1.1.1, 1.1.6, 1.1.7, 1.2.4, 1.3, 3.11
Statute of Limitations                                     4.5.4.2, 12.2.6, 13.7
Stopping the Work                            2.3, 4.3.7, 9.7, 10.1.2, 10.3, 14.1
Stored Materials                        6.2.1, 9.3.2, 10.2.1.2, 11.3.1.4, 12.2.4
Subcontractor, Definition of                                               5.1.1
SUBCONTRACTORS                                                                 5
Subcontractors, Work by                    1.2.4, 3.3.2, 3.12.1, 4.2.3, 5.3, 5.4
Subcontractual Relations                               5.3, 5.4, 9.3.1.2, 9.6.2,
                 9.6.3,  9.6.4, 10.2.1, l1.3.7, 11.3.8, 14.1.1, 14.2.1.2, 14.3.2
Submittals                    1.3, 3.2.3, 3.l0, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3,
                 7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.1.3
SUBROGATION, WAIVERS OF                                    6.1.1, 11.3.5, 11.3.7
SUBSTANTIAL COMPLETION                             4.2.9, 4.3.5.2, 8.1.1, 8.1.3,
                                         8.2.3, 9.8, 9.9.1, 12.2.1, 12.2.2, 13.7
Substantial Completion, Definition of                                      9.8.1
Substitution of Subcontractors                                      5.2.3, 5.2.4
Substitution of the Architect                                              4.1.3
Substitutions of Materials                                                 3.5.1
Sub-subcontractor, Definition of                                           5.1.2
Subsurface Conditions                                                      4.3.6
SUCCESSORS AND ASSIGNS                                                      13.2
SUPERINTENDENT                                                       3.9, 10.2.6
SUPERVISION AND CONSTRUCTION PROCEDURES                         1.2.4, 3.3, 3.4,
                4.2.3, 4.3.4, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 10, 12, 14
Surety                             4.4.1, 4.4.4, 5.4.1.2, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of                                         9.9.1, 9.10.2, 9.10.3
Surveys                                                            2.2.2, 3.18.3
SUSPENSION BY THE OWNER FOR CONVENIENCE                                     14.3
Suspension of the Work                              4.3.7, 5.4.2, 14.1.1.4, 14.3
Suspension or Termination of the Contract                    4.3.7, 5.4.1, 1, 14
TAXES                                                               3.6, 7.3.6.4
TERMINATION BY THE CONTRACTOR                                               14.1
TERMINATION BY THE OWNER FOR CAUSE                                 5.4.1.1, 14.2
Termination of the Architect                                               4.1.3
Termination of the Contractor                                             14.2.2
TERMINATION OR SUSPENSiON OF THE CONTRACT                                     14
TESTS AND INSPECTIONS                   3.3.3, 4.2.6, 4.2.9, 9.4.2, 12.2.1, 13.5
TIME                                                                           8
Time, Delays and Extensions of                                 4.3.8, 7.2.1, 8.3
Time Limits, Specific                     2.1.2, 2.2.1, 2.4, 3.10, 3.11, 3.15.1,
          4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9, 8.2, 9.2, 9.3.1,
               9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11,3.6, 11.3.10,
                                       11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14
TIME LIMITS ON CLAIMS                       4.3.2, 4.3.3, 4.3.6, 4.3.9, 4.4, 4.5
Title to Work                                                       9.3.2, 9.3.3
UNCOVERING AND CORRiECT1ON OF WORK                                            12
Uncovering of Work                                                          12.1
Unforeseen Conditions                                         4.3.6, 8.3.1, 10.1
Unit Prices                                                       7.1.4, 7.3.3.2
Use of Documents                                  1.1.1, 1.3, 2.2.5, 3.12.7, 5.3
USE OF SITE                                                   3.13, 6.1.1, 6.2.1
VALUES, SCHEDULE OF                                                   9.2, 9.3.1
WAIVER OF CLAIMS: FINAL PAYMENT                             4.3.5, 4.5.1, 9.10.3
Waiver of Claims by the Architect                                         13.4.2
Waiver of Claims by the Contractor                        9.10.4, 11.3.7, 13.4.2
Waiver of Claims by the Owner                               4.3.5, 4.5.1, 9.9.3,

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #5

                                         9.10.3, 11.3.3, 1.1.3.5, 11.3.7, 13.4.2
Waiver of Liens                                                           9.10.2
Waivers of Subrogation                                     6.1.1, 11.3.5, 11.3.7
WARRANTY AND WARRANTIES                                              3.5, 4.2.9,
                                  4.3.5.3, 9.3.3, 9.8.2, 9.9.1, 12.2.2, 13.7.1.3
Weather Delays                                                           4.3.8.2
WHEN ARBITRATION MAY BE DEMANDED                                           4.5.4
Work, Definition of                                                        1.1.3
Written Consent                             1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4,
                      4.5.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3
                                         11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
Written Interpretations                                    4.2.11, 4.2.12, 4.3.7
WRITTEN NOTICE                        2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3, 4.4.4,
               4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2,
                          10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Written Orders                                                  2.3, 3.9, 4.3.7.
                                    7, 8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #6

               GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

                                    ARTICLE I
                               GENERAL PROVISIONS

1.1    BASIC DEFINITIONS

1.1.1  THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order,
(3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements).

1.1.2  THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

1.1.3  THE WORK

The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

1.1.4  THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

1.1.5  THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6  THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7  THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2    EXECUTION, CORRELATION AND INTENT

1.2.1 The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferrable from them as being necessary to produce the intended results.

1.2.4 Organization of the Specifications into divisions,

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #7 sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3    OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS AND OTHER
       DOCUMENTS

13.1

Insert A. The Drawings, Plans, Specifications and other similar or related documents and copies thereof (including those in electronic form) are furnished to Contractor for the purpose of performing the Work and are and shall remain the property of Owner and Architect, as provided by the terms of the Agreement between Owner and Architect. Neither Contractor nor any Subcontractor, Sub-subcontractor, or material or equipment supplier shall own or claim a copyright interest in the Drawings, Plans, Specifications and other similar or related documents, and Owner Architect will retain all common law, statutory and other reserved rights, in addition to the copyright (including without limitation, the right to create derivative works therefrom). Upon completion of the Work, Contractor will provide Owner with a record set of Drawings. Specifications and other Similar related documents representing the final, as-built conditions of the Project. Drawings, Specifications and other similar or related documents and copies thereof furnished to Contractor are for use solely with respect to this Project. They are not to be used by Contractor or any Subcontractor, Sub-contractor or material or equipment supplier on other projects or for additions to the Project outside the scope of the Work without the specific written consent of Owner. The Contractor, Sub-contractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings. Specifications and other similar or related documents appropriate to and solely for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other similar or related documents. Submittal or distribution to meet official regulatory requirements for other purposes in connection with this project is not to be construed as publication in derogation of any copyright or other reserved rights of Owner or Architect.

1.4    CAPITALIZATION

1.4.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5    INTERPRETATION

1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

                                    ARTICLE 2
                                      OWNER

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                  AIA License Number 105133, which expires on 3/31/1999--Page #8

2.1    DEFINITION

2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

2.1.2 The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded.

2.2    INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.

2.2.3 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

2.2.4 Information or services in Owner's possession shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, five sets of Drawings and sepias thereof and Project Manuals for execution of the Work.

2.2.6 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Separate Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bonds).

2.3    OWNER'S RIGHT TO STOP THE WORK

2.3.1 If Contractor fails to correct defective Work as required by Paragraph
12.2 or fails to complete the Work on time or is in default of any of its obligations hereunder, then Owner, by a written order signed by any agent specifically so authorized by Owner, in writing, may order Contractor to stop the Work or any portion thereof until the cause for such order has been eliminated; however this right of Owner to stop the Work shall not give rise to any duty on the part of Owner to exercise this right for the benefit of Contractor or any other person or entity. This right shall be in addition to and not in lieu or restriction of Owner's rights under Subparagraph 12.2 hereof.

2.4    OWNER'S RIGHT TO CARRY OUT THE WORK

2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a second seven-day period. If the Contractor within such second seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect's additional services and expenses made necessary by such default, neglect or failure.

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                   AIA License Number 105133, which expires on 3/31/1999--Page 9

If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

                                    ARTICLE 3
                                   CONTRACTOR

3.1    DEFINITION

3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

3.2    REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1 The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Architect. If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction.

3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Architect at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.3    SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, and for safety precautions and programs in connections with the Work, unless Contract Documents give other specific instructions concerning these matters.

Insert B: The Contractor accepts the relationship of trust and confidence established between Contractor and Owner by this Agreement. Contractor covenants to cooperate with the Architect in furthering the interests of Owner. Contract agrees to furnish efficient business administration and superintendence and to furnish at all times an adequate supply of workmen and materials and to perform the Work in the best way and in the most expeditious and economical manner consistent with the interests of Owner and Contractor.

3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees. Subcontractors and their agents and employees, and other persons performing portions of the work under a contract with the contractor.

3.3.3 The Contractor shall not be relieved of obligations to performing the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4 The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

3.4    LABOR AND MATERIALS

3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

Insert C: Contractor will not voluntarily permit any construction or similar liens to be filed or otherwise imposed on any part of the Work or the property on which the Work is performed. If any construction lien or similar lien is filed and if Contractor does not cause

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #10 such lien to be released and discharged forthwith, Owner shall have the right to pay all sums necessary to obtain such release and discharge and deduct all amounts so paid from any Guaranteed Maximum Price or deduct same from the Contractor's Fee portion of the next succeeding Application for Payment until the total amount of the lien has been recouped, as Owner may elect. If any such lien is filed or otherwise imposed, then, at the request of Owner, Contractor will cause such lien to be released or otherwise discharged. Contractor will indemnify and hold harmless Owner, its agents and employees, from all claims, losses, demands, causes of action or suits of any nature arising out of any such lien or that part of the Work covered thereby. Contractor will use best effort to cause such subcontractors and other parties furnishing labor or materials to Work as Owner shall designate to subordinate their liens to the lien securing payment of sums now or hereafter borrowed by Owner in connection with the construction of the Project. This section will not apply to liens of any portion of the Work performed by Owner or by separate contractors under separate contracts with Owner.

3.5    WARRANTY

3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

Insert D: All Work and materials are and will be warranted as to quality and workmanship and against defects by Contractor for a period of one (1) year from the date of Substantial Completion (unless the Contract Documents call for a longer period of warranty, in which event the warranty period provided by the Contract Documents will prevail [the "Warranty Period"]). During the Warranty Period, Contractor will, at its expense, promptly repair and put any defective workmanship and/or materials into the condition required by the Contract Documents and shall, at its own expense, promptly replace all defective fixtures and materials to the full satisfaction of Owner and will repair or replace with similar and equal material any existing Work or equipment installed by others and damaged by Contractor while carrying out such Work. As a condition precedent to final payment, Contractor will prepare a "Warranty Manual" for Owner which includes all Sub-contractor, Sub-subcontractor and manufacturers' warranties for any portion of the Work and the Project, duly assigned to Owner, as well as all owner's manuals or other information about the equipment, materials supplies or other aspects of the Work. The foregoing warranty shall survive any termination of this Agreement with respect to all Work performed prior to termination.

3.6    TAXES

3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7    PERMITS, FEES AND NOTICES

3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.

3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4 if the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume full responsibility for such Work and shall bear the attributable costs.

3.8    ALLOWANCES

3.8.1 The Contractor shall include in the Contract Sum

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #11 all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.

3.8.2 Unless otherwise provided in the Contract Documents:

       .1 materials and equipment under an allowance shall be selected promptly by the Owner to avoid, unreasonable delay in the Work;

       .2 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

       .3 Contractor's costs for unloading and handing at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;

NOTWITHSTANDING ANY PROVISION OF THESE GENERAL CONDITIONS TO THE CONTRARY. ALL ALLOWANCES STATED IN THE CONTRACTOR'S PROPOSAL INCLUDE LABOR, MATERIALS, TOOLS, EQUIPMENT AND SUBCONTRACTOR MARKUP.

       .4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2 and (2) changes in Contractor's costs under Clause 3.8.2.3.

3.9    SUPERINTENDENT

3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

Insert E: Owner will have the right to approve the Contractor's appointment of any project superintendent, such approval not to be unreasonably withheld or delayed. For just cause shown, Owner has the right to request the dismissal of the project superintendent and shall have approval rights over any replacement for such party. Contractor will make reasonable efforts to comply with Owner's request with respect to the project superintendent within a reasonable time and in a reasonable manner.

3.10   CONTRACTOR'S CONSTRUCTION SCHEDULES

3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project, and shall provide for expeditious and practicable execution of the Work. Contractor shall use best efforts to maintain the continuity and same identity of the Professional Team, as provided in the A111 Document to which these General Conditions pertain.

Insert F: Contractor shall prepare at least monthly a schedule summary report in a form and of sufficient detail and character as approved by Owner and Owner's lender if such a lender exists. The report, at minimum, shall specify whether the Project is on schedule and if not the reasons therefor and the revised schedule. The schedule may be revised subject to the approval of Owner and Architect at appropriate intervals as may be required by the conditions.

Insert G: Contractor shall also prepare a report, not later than thirty (30) calendar days after the Contract is entered into, which shall include a complete list of all suppliers, items to be purchased from Suppliers or fabricators, time required for fabrication and the scheduled delivery dates for each item. As soon as available, copies of purchase orders will be furnished to Owner, if and when issued.

Insert H: Contractor will include with each monthly report form an updated current Project schedule, and a listing and status of all change requests, bulletins and modifications. Contractor will obtain any necessary information from subcontractors that is necessary to complete any Project schedules pertaining to subcontractor activities. Contractor will submit to Owner progress reports with each application for payment which will consist, among other things, of a check list showing the date of commencement of any activity on the main Project schedule which is then commenced, the date of completion of those activities completed and the approximate percentage of completion of each activity. If any revised schedule sets a date for Substantial Completion of the Work beyond the date required for Substantial Completion, Contractor will submit to Owner and Architect for review and approval a narrative description of the means and methods which Contractor intends to employ in order to

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #12 expedite the progress of the Work to ensure timely completion of the Project. To ensure such timely completion, the Contractor will take all necessary action, including without limitation increasing the number of personnel and labor on the Project and implementing overtime and double shifts. In such event, Contractor will not be entitled to any adjustment in the Guaranteed Maximum Price or in the time for Substantial Completion.

Insert I: Contractor, if advised by Owner from time to time of the existence of a construction lender to the Project, will prepare such additional report forms in such form as the lender may require from time to time. Contractor will hold bi-weekly progress meetings at the Project site or at such other time and frequency as are acceptable to Owner. Progress of the Work will be reported in detail with reference to construction schedules. Each interested Subcontractor will have present at such meetings a competent representative to report the condition of the Subcontractor's work and to receive information.

3.10.2 The Contractor shall prepare and keep current, for the Owner's and Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Owner and Architect reasonable time to review submittals.

3.10.3 The Contractor shall conform to the most recent schedules.

3.11   DOCUMENTS AND SAMPLES AT THE SITE

3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

3.12   SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7.

3.12.5 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6 The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.1 2.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

3.12.9   The Contractor shall direct specific attention, in

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #13 writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.

3.12.10 Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.

3.12.11 When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Architect and Owner shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.

Insert J: No portion of the work requiring submission of a Shop Drawing, samples or product data will be commenced until the submittal has been approved by the Architect and Owner. Architect and Owner will have five (5) business days in which to approve submittals from Contractor. If review and approval or other action on the submittals requires more than five (5) business days, Contractor will be entitled to an extension of the time for Substantial Completion equal to the number of business days in excess of five (5) required for communication of approval or other action by Owner or Architect. Subsequent to approval, all such portions of the Work will proceed in accordance with the approved submittals.

3.13   USE OF SITE

3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

3.14   CUTTING AND PATCHING

3.14.1 The Contractor shall be responsible for cuffing, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

3.15   CLEANING UP

3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16   ACCESS TO WORK

3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

Insert K: Contractor will copy both Architect and Owner on all written communications to either party.

3.17   ROYALTIES AND PATENTS

3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

3.18   INDEMNIFICATION

3.18.1 In and for the special consideration of $1000.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, regardless

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #14 of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

3.18.2 In claims against any person or entity indemnified under this Paragraph
3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

3.18.3 The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Architect or Owner, the Architect's or Owner's consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect's consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

                                    ARTICLE 4
                         ADMINISTRATION OF THE CONTRACT

4.1    ARCHITECT

4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

4.1.3 In case of termination of employment of the Architect, the Owner shall appoint an architect reasonably acceptable to Contractor and whose status under the Contract Documents shall be that of the former architect.

4.2    ARCHITECT'S ADMINISTRATION OF THE CONTRACT

4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be the Owner's representative (1) during construction. (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the correction period described in Paragraph 12.2. The Architect will advise and consult with the Owner. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.

4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.2.3 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraph
3.3. The Architect will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate through the Architect. Communications by and with Subcontractors and material suppliers shall be through the

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #15

Contractor. Communications by and with separate contractors shall be through the Owner. The foregoing shall not prohibit direct communications between Owner and Contractor, between Owner, subcontractors and material suppliers or between Contractor, Owner and Architect's consultants.

4.2.5 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

4.2.6 The Architect and Owner will have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect and owner considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect and Owner nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.

4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time to permit adequate review.

4.2.8 With Owner's prior written approval, the Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract and assembled by the Contractor, and if authorized by Owner, will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or Contractor.

Insert L: Upon receipt of such request from Owner or Contractor, Architect will promptly notify the other parties in writing of the details of such request. Architect's response to such request will be made with reasonable promptness and in no event later than five (5) business days after the date on which the request is made. Architect's response to such request will be advisory only and will not be a prerequisite to mediation or litigation and will not be binding on the parties.

4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #16

4.3    CLAIMS AND DISPUTES

4.3.1 DEFINITION. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.3.2 Decision of ARCHITECT. Claims, including those alleging an error or omission by the Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.4. A decision by the Architect, as provided in Subparagraph 4.4.4, shall be required as a condition precedent to litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to litigation in the event (1) the position of Architect is vacant, (2) the Architect has not received evidence or has failed to render a decision within agreed time limits, (3) the Architect has failed to take action required under Subparagraph 4.4.4 within 30 days after the Claim is made, or (4) 45 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic's lien.

4.3.3 TIME LIMITS ON CLAIMS. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

4.3.4 CONTINUING CONTRACT PERFORMANCE. Pending final resolution of a Claim including arbitration, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

4.3.5 WAIVER OF CLAIMS: FINAL PAYMENT. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

       .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

       .2 failure of the Work to comply with the requirements of the Contract Documents; or

       .3     terms of special warranties required by the Contract Documents.

Insert M: .4 faulty or defective Work appearing after the date of Substantial Completion.

4.3.6 CLAIMS FOR CONCEALED OR UNKNOWN CONDITIONS. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 10 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 10 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

4.3.7 CLAIMS FOR ADDITIONAL COST. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph
10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect,
(2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds, Claim shall be filed in accordance with the procedure established herein.

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #17

Insert N: 4.3.7.1 Any Claim for increased cost for delay shall be asserted in accordance with the provisions of Subparagraph 4.3.7 unless the time is extended in writing by Owner.

4.3.8  CLAIMS FOR ADDITIONAL TIME

4.3.8.1 If the Contractor wishes to make Claim for all increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

4.3.8.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had an adverse effect on the scheduled construction.

4.3.9 INJURY OR DAMAGE TO PERSON OR PROPERTY. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.3.7 or 4.3.8.

4.4    RESOLUTION OF CLAIMS AND DISPUTES

4.4.1 The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

4.4.2 If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.4.3 If a Claim has not been resolved, the party making the Claim shall, within ten days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

4.4.4 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven days, which decision shall be final and binding on the parties but subject to arbitration. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Contract Sum or Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

4.5    ARBITRATION

4.5.1 CONTROVERSIES AND CLAIMS SUBJECT TO ARBITRATION. Insert O: Notwithstanding the provisions of the Contract Documents to the contrary, Contractor and Owner each reserve their respective remedies at law or in equity, including the right to institute litigation or other proceedings in any court of competent jurisdiction.

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #18

                                    ARTICLE 5
                                 SUBCONTRACTORS

5.1    DEFINITIONS

5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2    AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #19

Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection. Insert P: Objections will be governed by the provisions of subparagraph 10.2 of the Owner-Contractor Contract on form AIA Document A111 - Electronic Format, 1987 Edition.

5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such change.

Insert Q: Owner may require Contractor to change any Subcontractor previously approved by Owner and, if at such time Contractor is not in default hereunder, the Contract Sum will be adjusted by the difference in cost occasioned by such change.

5.3    SUBCONTRACTUAL RELATIONS

5.3.1 By appropriate agreement in the form provided for herein, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

Insert R: Any part of the Work performed for the Contractor by a Subcontractor shall be pursuant to a written Subcontract between Contractor and the Subcontractor, which shall be prepared on Contractor's standard form of Subcontract (or if none exists, on a form approved by Owner). Each such Subcontract will, at minimum: (a) require that such Work to be performed by Subcontractor will be performed in accordance with the requirements of the Contract Documents, (b) require the Subcontractor to carry and maintain liability insurance in accordance with the Contract Documents and (c) require Subcontractor to furnish such certificates, affidavits and waivers of liens as any lender or title insurer may from time to time require or request, including waivers of construction lien rights to the extent required by law. Nothing contained in the Contract Documents is intended to, nor shall it, create any contractual relationship between Owner and any subcontractor or sub-subcontractor. Contractor will be responsible to Owner for acts and omissions of its employees and of subcontractors of all tiers and their employees. Contractor will also be responsible for the coordination of its work and the work of all subcontractors and sub-subcontractors.

Insert S: If Owner or Contractor terminates this Agreement, whether on account of a default or pursuant to any right that Owner may have to terminate without a default, each subcontractor will, at Owner's option, allow Owner or Owner's designee to assume the obligations of Contractor under such subcontract as such obligations accrue from and after the date of termination of this Agreement. Upon such a substitution each such subcontractor will be deemed to have agreed, and will agree, to be bound contractually under such subcontract to Owner or Owner's designee just as if Owner or such designee were the contractor and such subcontract, as so amended, will remain in full force and effect.

5.4    CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1. Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #20 that:

       .1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing; and

       .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

5.4.2 If the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted.


                                    ARTICLE 6
                      CONSTRUCTION BY OWNER OR BY SEPARATE
                                   CONTRACTORS

6.1    OWNERS RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Contract Sum deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this
Article 6 and Articles 10, 11 and 12.

6.2    MUTUAL RESPONSIBILITY

6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

Insert T: Without limiting the foregoing, Contractor will arrange the storage of its materials and location of its staging areas in a manner which permits Landlord to enter the portions of the work necessary for preparation of Owner's leasing offices and display rooms for showing to Tenant at the earliest possible date and, in addition, storage of materials in the building lobbies, as well as location of hoistways, scaffolds, other equipment and staging areas, shall be subject to Owner's prior approval.

6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owners or separate contractors' completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

6.2.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

6.2.5 Claims and other disputes and matters in question between the Contractor and a separate contractor shall be

--------------------------------------------------------------------------------
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                               User Document: PLASMA --2/4/1999.
                 AIA License Number 105133, which expires on 3/31/1999--Page #21 subject to the provisions of Paragraph 4.3 provided the separate contractor has reciprocal obligations.

6.2.6 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.
Insert U: Should Contractor wrongfully cause damage to the work of any separate Contractor or its property, then Contractor will, upon due notice, promptly attempt to settle with such contractor by agreement or otherwise to resolve the dispute. If such separate contractor sues Owner on account of any damage alleged to have been caused by Contractor, then Owner will notify Contractor who shall defend such proceedings and indemnify Owner against loss or expense in connection with such action.

6.3 OWNER'S RIGHT TO CLEAN UP

6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.

                                    ARTICLE 7
                               CHANGES IN THE WORK

7.1 CHANGES

7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2 A Change Order shall be based upon agreement among the Owner, and Contractor; a Construction Change Directive to be issued by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Owner or Architect alone.

7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2 CHANGE ORDERS

7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

     .1 a change in the Work;

     .2 the amount of the adjustment in the Contract Sum, if any; and

     .3 the extent of the adjustment in the Contract Time, if any.

7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3 CONSTRUCTION CHANGE DIRECTIVES

7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum, or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

     .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

     .2 unit prices stated in the Contract Documents or subsequently agreed upon;

     .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #22

     .4 as provided in Subparagraph 7.3.6.

7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

     .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' or workmen's compensation insurance;

     .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

     .3 rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

     .4 costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

     .5 additional costs of supervision and field office personnel directly attributable to the change.

7.3.7 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with, respect to that change.

7.3.8 If the Owner and Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be referred to the Architect for determination.

7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

7.4 MINOR CHANGES IN THE WORK

7.4.1 Owner will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

                                    ARTICLE 8
                                      TIME

8.1 DEFINITIONS

8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2 The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.
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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #23

8.2 PROGRESS AND COMPLETION

8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3 DELAYS AND EXTENSIONS OF TIME

8.3.1 If the Contractor is delayed at any time in progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending litigation, or by other causes which the Owner determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as Owner and COntractor may determine.

8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

                                    ARTICLE 9
                             PAYMENTS AND COMPLETION

9.1 CONTRACT SUM

9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2 SCHEDULE OF VALUES

9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect or Owner may require.

Insert V: The schedule of values, when approved by Architect and Owner, will be used to monitor progress of the Work and as a basis for Certificates for Payment and will be updated to include the latest approved Change Orders. The Application for Payment will be on form AIA Document G702 or electronic version thereof.

9.3 APPLICATIONS FOR PAYMENT

9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.
Insert W: Any allowance included in the Application for Payment will be separately itemized with supporting data attached. When an Application for Payment includes the cost of materials stored off the job site or stored on the site but not incorporated into the Work, for which no previous payment has been requested, a complete description of such material will be attached to the Application for Payment. Owner's written approval will be obtained before Contractor makes any use of off site storage facilities for materials. Each Application for Payment shall be accompanied by releases or waivers of lien and such other documentation from subcontractors as may be reasonably required for the prior month by Owner in order to establish the absence of any claims for construction or other liens. Copies of all Applications for Payment shall be submitted to Owner as well as Architect, and, upon Owner's request, directly to Owner's lender or to any third party. Architect shall not certify any Application for payment if objected to by Owner or Owner's lender, if applicable.

9.3.1.1 Such applications may include requests for payment on account of changes in the Work which have been properly

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #24 authorized by Construction Change Directives but not yet included in Change Orders.

9.3.1.2 Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include applicable insurance, storage, and transportation to the site for such materials and equipment stored off the site.

9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

9.4 CERTIFICATES FOR PAYMENT

9.4.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's observations at the site and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work,
(2) reviewed construction means, methods, techniques, sequences or procedures,
(3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5 DECISIONS TO WITHHOLD CERTIFICATION

9.5.1 The Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss because of:

     .1 defective Work not remedied;

     .2 third party claims filed or reasonable evidence indicating probable filing of such claims;

     .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

     .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #25

     .5 damage to the Owner or another contractor;

     .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

     .7 persistent failure to carry out the Work in accordance with the Contract Documents.

9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6 PROGRESS PAYMENTS

9.6.1 After the Architect has issued a Certificate for Payment, the Owner, if Owner is in agreement with Architect, shall make payment in the manner and within the time provided in the Contract Documents. Owner may refuse to make payment on any Certificate for Payment for any default of Contractor and will not be deemed to be in default by reason of withholding payment in such case. Contractor will use all sums advanced pursuant to this Contract solely for the purpose of performing the Work in accordance with the Contract Documents.

9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

9.7 FAILURE OF PAYMENT

9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by litigation or other settlement, then the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, which shall be accomplished as provided in Article 7.

9.8 SUBSTANTIAL COMPLETION

9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use, all governmental inspections have been successfully conducted and a Certificate of Completion or Occupancy has been issued by the proper governmental authority or agency, unless the failure of such Certificate to be issued is for reasons outside of the control of Contractor.

9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect and Owner a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the Contractor's list, the Architect and Owner will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's and Owner's inspection discloses any item, whether or not included on the Contractor's list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item, upon notification by the Architect or Owner. The Contractor shall

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #26 then submit a request for another inspection by the Architect to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.

9.9 PARTIAL OCCUPANCY OR USE

9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10 FINAL COMPLETION AND FINAL PAYMENT

9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect and Owner will promptly make such inspection and, when the Architect and Owner finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

--------------------------------------------------------------------------------

AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #27

Insert X: A reasonable sum may be withheld until Contractor delivers to Owner record drawings and other items required pursuant to Subparagraph 3.11.1 and the warranties, instructions, and maintenance manuals required to be furnished to Owner.

9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall if Owner agrees with Architect, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. The making of final payment shall constitute a waiver of claims by the Owner as provided in Subparagraph 4.3.5.

9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.3.5.
Insert Y: 9.10.5. Contractor agrees to cooperate with Owner in furnishing any and all information, reports and certificates which are required under any agreement with any construction or permanent lender to Owner, if such lender exists or is proposed, to the extent truthful and not inconsistent with the Contract Documents.

                                  ARTICLE 10
                       PROTECTION OF PERSONS AND PROPERTY

10.1 SAFETY PRECAUTIONS AND PROGRAMS

10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.
Insert Z: "Hazardous Materials" shall mean any hazardous waste or hazardous substance as those terms are defined in the Resource Conservation and Recovery Act, as amended by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. Section 9601 et. seq., the Clean Water Act, 33 U.S.C. Section 125; et. seq., the Toxic Substances and Control Act, 15 U.S.C. Section 2601, et. seq., the Clean Air Act, 42 U.S.C. Section 7401, et. seq. and any and all other federal, state or local law, code, ordinance, rule or regulation governing hazardous substances, wastes, contaminants or pollutants.

10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on which arbitration has not been demanded, or by arbitration under
Article 4.

10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB). In the event that Contractor encounters on the Project site any material reasonably believed to be either asbestos containing material ("ACM"), PCB containing material, or other Hazardous Material which has not been rendered harmless, then Contractor shall immediately stop the Work in the area affected and report the condition to Owner in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of Owner and Contractor, if in fact the material is asbestos, PCBs or other Hazardous Material and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of ACM, PCB containing material, or other Hazardous Material, or when it has been rendered harmless by written agreement of Owner and Contractor.

10.1.4 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, and agents and employees of Contractor, and any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly

--------------------------------------------------------------------------------

AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #28 or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4. Contractor will not be required to perform without consent any portion of the Work relating to ACM or PCB containing material or other Hazardous Material.

10.2 SAFETY OF PERSONS AND PROPERTY

10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

     .1 employees on the Work and other persons who may be affected thereby;

     .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and

     .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.

10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.3 EMERGENCIES

10.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and
Article 7.

                                   ARTICLE 11
                               INSURANCE AND BONDS

11.1 CONTRACTOR'S LIABILITY INSURANCE

11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

      .1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

      .2 claims for damages because of bodily injury,

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #29 occupational sickness or disease, or death of the Contractor's employees;

      .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;

      .4 claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Contractor, or (2) by another person;

      .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

      .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

      .7 claims involving contractual liability insurance applicable to the Contractor's obligations under Paragraph 3.18 and .8. Each Subcontractor involved in the Work of the Project must purchase, maintain and provide satisfactory evidence to Contractor of such insurance as will protect Contractor and Owner from claims arising out of Subcontractor's activities upon the Project, whether by Subcontractor or its employees, or anyone employed by them, including claims for bodily injury, sickness or disease, or death, with liability limits of not less than $1 million per person / $2 million per accident, without umbrella excess coverage; notwithstanding the foregoing, however, with respect to any subcontractor engaged by Contractor in connection with the work whose subcontract provides for payment of a total of $25,000 or less, the foregoing liability insurance requirements will be reduced to $250,000 per person and $500,000 per accident, without umbrella excess coverage.
Insert AA: A complete schedule of insurance coverages required to be maintained by Contractor is attached as Exhibit "E" to these General Conditions. To the extent that the requirements and specifications contained in this Article 11 are inconsistent with such coverages, the terms of Exhibit "E" will control.

11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.
Insert AB: Contractor warrants and represents to Owner that the full limits of its liability coverage are now available under its policies of liability insurance and that no claims are pending that would limit or decrease such coverage. Upon request of Owner from time to time, Contractor will update the foregoing representation and warranty, disclosing any facts that might render such warranty and representation untrue in any material respect. Owner reserves the right to require an increase in the limits of Contractor's liability insurance coverage should it determine that some portion of the coverage under Contractor's existing policies might be required to answer to a liability claim.

11.1.3 Certificates of Insurance (binders are not acceptable) acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, all additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph
9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief

11.2 OWNER'S LIABILITY INSURANCE

11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

11.3 PROPERTY INSURANCE

11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the site on a replacement cost

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #30 basis without voluntary deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work.

11.3.1.1 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, false-work, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor, then the Owner shall bear all reasonable costs properly attributable thereto.

11.3.1.3 If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified or if the Owner elects to purchase this insurance with voluntary deductible amounts, the Owner shall be responsible for payment of the additional costs not covered because of such increased or voluntary deductibles. If deductibles are not identified in the Contract Documents, the Owner shall pay costs not covered because of deductibles.

11.3.1.4 Unless otherwise provided in the Contract Documents, this property insurance shall cover portions of the Work stored off the site after written approval of the Owner at the value established in the approval, and also portions of the Work in transit.

11.3.2 BOILER AND MACHINERY INSURANCE. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

11.3.3 LOSS OF USE INSURANCE. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost there of shall be charged to the Contractor by appropriate Change Order.

11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Contractor.

11.3.7 WAIVERS OF SUBROGATION. The Owner and Contractor waive all rights against
(1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #31

Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.3.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection be made, arbitrators shall be chosen as provided in Paragraph
4.5. The Owner as fiduciary shall, in that case, make settlement with insurers in accordance with directions of such arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.3.11 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.4 PERFORMANCE BOND AND PAYMENT BOND

11.4.1 Contractor will furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

11.4.2 Upon the request of any person or entity appearing-obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

                                  ARTICLE 12
                        UNCOVERING AND CORRECTION OF WORK

12.1 UNCOVERING OF WORK

12.1.1 If a portion of the Work is covered contrary to the Architect's or Owner's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect or Owner, be uncovered for the Architect's or Owner's observation and be replaced at the Contractor's expense without change in the Contract Time.

12.1.2 If a portion of the Work has been covered which the Architect or Owner has not specifically requested to observe prior to its being covered, the Architect or Owner may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.
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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION -
FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #32

12.2 CORRECTION OF WORK

12.2.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby.

12.2.2 If, within one year after the date of Substantial Completion of the Work or designated portion thereof, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.
Insert AC: All guarantees or warranties of equipment or materials furnished to the Contractor or any subcontractor by any manufacturer or supplier shall be deemed to run for the benefit of Owner as well. Contractor will obtain from all manufacturers and suppliers of any equipment or material a guarantee or warranty for a period in excess of one (1) year for the date of acceptance. Contractor's guarantee, as provided herein, shall be deemed to extend for a like period for such equipment or material.

12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Architect, the Owner may remove it and store the salvageable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days' written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Architect's services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

12.3 ACCEPTANCE OF NONCONFORMING WORK

12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

13.1 GOVERNING LAW

13.1.1 The Contract shall be governed by the law of the place where the Project is located.

13.2 SUCCESSORS AND ASSIGNS

13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners,

--------------------------------------------------------------------------------

AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #33 successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract; provided, however, that Owner may assign this Contract and the other Contract Documents one time to any parent or subsidiary corporation of Owner or partnership in which Owner is the controlling partner, so long as Owner remains obligated hereunder.

Insert AD: If Owner defaults under any construction loan agreement in connection with funds provided by a lender in connection with the Project, Contractor will continue to perform the unperformed part of this Contract for the benefit of such lender, provided that Contractor receives all sums under this Contract then owing to Contractor and there is no material interruption in the prosecution of the Work.

13.3 WRITTEN NOTICE

13.3.1 Written notice shall be deemed to have been duly served if sent by fax (with a hard copy sent by overnight courier service that guarantees delivery on the next business day) or if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice (but notice by registered or certified mail will only be deemed given on the third business day after the date of deposit in the U.S. Mail).

13.4 RIGHTS AND REMEDIES

13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5 TESTS AND INSPECTIONS

13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear such costs except as provided in Subparagraph 13.5.3.

13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses.

13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.6 INTEREST

13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

--------------------------------------------------------------------------------

AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #34

13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

13.7.1 As between the Owner and Contractor:

      .1 BEFORE SUBSTANTIAL COMPLETION. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

      .2 BETWEEN SUBSTANTIAL COMPLETION AND FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

      .3 AFTER FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2 or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.
Insert AE: 13.8 Exculpation. The liability of Owner under this Contract and the Contract Documents shall be limited to its interest in the Project, or to the proceeds derived from sale of the Project and in no event shall any other assets of Owner or any constituent partner of Owner be subject to any claim against its assets other than the Project in connection with this Contract or the Contract Documents. Notwithstanding the foregoing, however, if the portion of the Work for which payment has not been made exceeds the value of Owner's interest in the Project or the proceeds derived from sale of the Project (such difference being referred to as the "Excess Obligation"), then the liability of the Owner under the Contract and the Contract Documents in addition to Owner's interest in the Project or the proceeds derived from sale of the Project will be limited to the Excess Obligation.

                                   ARTICLE 14
                    TERMINATION OR SUSPENSION OF THE CONTRACT

14.1 TERMINATION BY THE CONTRACTOR

14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:

      .1 issuance of an order of a court or other public authority having jurisdiction;

      .2 an act of government, such as a declaration of national emergency, making material unavailable;

      .3 because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents, subject to the provisions of subparagraph 9.7.2.;

      .4 if repeated suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or

      .5 the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.

14.1.2 If one of the above reasons exists, the Contractor may, upon seven additional days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

14.1.3 If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and

--------------------------------------------------------------------------------

AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #35 recover from the Owner as provided in Subparagraph 14.1.2.

14.2 TERMINATION BY THE OWNER FOR CAUSE

14.2.1 The Owner may terminate the Contract if the Contractor:

      .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

      .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

      .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

      .4 otherwise is guilty of substantial breach of a provision of the
         Contract Documents.
Insert AF: .5 is ajudged a bankrupt or if Contractor makes a general assignment for the benefit of creditor, or if a receiver is appointed on account of Contractor's insolvency:

Insert AG: .6 Contractor fails to commence the Work in accordance with the Contract Documents.

Insert AH: .7 Contractor fails to prosecute the Work to completion in a diligent, efficient, timely and skillful and careful manner in accordance with the Contract Documents, subject to events of force majeure and adjustments because of changes in the Work agreed upon by Owner.

Insert AI: .8 Contractor presents to Owner or Architect any affidavit, release, or document of any nature which, to Contractor's actual knowledge, is false or misleading in any material respect.

14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

      1. take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

      .2 accept assignment of subcontracts pursuant to Paragraph 5.4; and

      .3 finish the Work by whatever reasonable method the Owner may deem expedient.

14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, such excess shall be paid to the surety issuing the payment and performance bond for the Work. If such costs exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:

      .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

      .2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

--------------------------------------------------------------------------------

AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
                                                     Electronic Format A201-1987
                                              User Document: PLASMA -- 2/4/1999.
               AIA License Number 105133, which expires on 3/31/1999 -- Page #36

                           SUPPLEMENTAL CONDITIONS

       These Supplemental Conditions are attached to and made a part of the "Standard Form of Agreement between Owner and Contractor" on AIA Form Document A111 ("FORM Al11"), with attached "General Conditions of the Contract for Construction" on AIA Form Document A201 ("GENERAL CONDITIONS"), which, together with all Exhibits, attachments and schedules thereto are sometimes herein collectively referred to as the "CONTRACT," all between PLASMA-THERM, INC. as Owner and THE PERRY COMPANY as Contractor. These Supplemental Conditions control over any inconsistent provision of the Contract and the Contract Documents. For purposes of these Supplemental Conditions, all capitalized terms will have the meanings ascribed to them in the Contract, unless otherwise provided herein.

Form A111
Section 4.2 ADD: "Liquidated damages of $1,500 per calendar day shall be incurred if Substantial Completion is not achieved on or before the date for Substantial Completion as provided under subsection 9.8 of the General Conditions of the Contract for Construction (AIA Document A201) and subsection 4.2 of the Owner-Contractor Agreement (AIA Document A111). Total liquidated damages will not exceed one-half (1/2) the Contractor's Fee for the project, or Two Hundred Three Thousand Thirty-Five Dollars and No/100 Dollars ($207,232.50). Owner and Contractor agree that such measure of liquidated damages fairly and reasonably approximates the damages that Owner will suffer in the event of delays in achieving Substantial Completion by Contractor, and is not intended to be a penalty, actual damages being difficult to calculate with certainty.

Form A111
Section 5.1 The following items will be included in General Conditions and shall be a part of the Guaranteed Maximum Price:

            Project Management
            On-Site Supervision
            Safety Programs and OSHA Compliance
            Notice to Owner and Waiver of Lien Tracking
            Subcontract Administration, Bid Package Preparation and Review with the Owner Building Permit Application

Form A111
Section 12.1.1 ADD NEW SECTION: "Contractor shall cooperate with Owner in providing all documents necessary for Owner to comply with the requirements of Owner's construction lender. Contractor acknowledges that the construction lender may have some specific requirements concerning a draw schedule and the release of payments of work performed on the Project and agrees to comply with such requirements.

Form A111
Section 12.5.4 ADD NEW SECTION: "Retainage equal to ten percent (10%) of the amount of each Application for Payment will be withheld from each disbursement until the date that Substantial Completion of the Work has been achieved, a Certificate of Substantial Completion has been signed by the Architect and a certificate of occupancy has been issued by the City of St. Petersburg. At that time, all of the retainage will be released to Contractor, less a sum equal to 200% of the amount estimated by Architect as necessary to complete or correct the items on the Punch List (as defined and provided in Section 13.6 hereinbelow).

Form A111
Section 12.5.5 ADD NEW SECTION: As a condition precedent to progress payments, each Application for Payment shall be accompanied by a partial waiver of lien duly executed and notarized by Contractor for that portion of the Work covered by the Application for Payment. In addition, and also as a condition precedent to progress payments, Contractor shall deliver with each Application for Payment partial waivers of lien duly executed and notarized by all subcontractors, sub-subcontractors and material suppliers, in accordance with Florida's Construction Lien Statute, showing payment through the prior month's Application for Payment.

Form A111
Section 13.5.1 ADD NEW SECTION: As a condition precedent to final payment, Contractor shall deliver to Owner a duly executed and notarized final waiver of lien for the entire Project. In addition, within ten (10) calendar days from final payment, Contractor shall deliver to Owner similar final waivers of lien duly executed and notarized by all subcontractors, sub-subcontractors and material suppliers in accordance with Florida's Construction Lien Statute. Contractor shall also provide, with its final Application for Payment, the Final Contractor's Affidavit required by Florida's Construction Lien Statute.

Form A111
Section 13.6   ADD NEW SECTION: Upon receipt of a final Application for
               Payment from the Contractor, as provided in subsection 9.10.1 of the General Conditions of the Contract for Construction (AIA Document A201), the Architect will issue, subject to the provisions of Subsection 9.10.1 of the General Conditions, a Certificate of Substantial Completion which will identify all minor items of the Work (which do not materially interfere with Owner's use and enjoyment of the Work) that require completion or correction (the "PUNCH LIST"). The Certificate of Substantial Completion will also estimate the cost and time period necessary, in the opinion of the Architect, to complete or correct the items shown on the Punch List. Within fifteen (15) days after the latest of the dates that (i) Architect issues a Certificate of Substantial Completion to Owner, (ii) the City of St. Petersburg issues a final certificate of occupancy for the Work, and (iii) Contractor complies with the other requirements of Article 9, the Contract Documents, and Owner's Construction Lender, Owner will make final payment of all remaining sums due Contractor, including the Contract retainage, less a sum equal to (a) 200% of the amount estimated by Architect as necessary to complete or correct the Punch List items (the "PUNCH LIST RESERVE") and (b) any sum claimed by Owner to be due in respect of liquidated damages due as otherwise provided by the Contract Documents (a "LIQUIDATED DAMAGES CLAIM"). The Punch List Reserve will remain undisbursed until Architect certifies to Owner that all matters on the Punch List have been duly completed, at which time the Punch List Reserve will be disbursed to Contractor. Any Liquidated Damages Claim will remain undisbursed until the underlying claim between Owner and Contractor has been resolved by any means available under the Contract Documents.

       As a condition to the issuance of a Certificate of Substantial Completion by Architect, in addition to any inspections of the Work to be conducted by Architect, Owner or any other party, all portions of the Work relating to all classes of clean rooms that are a part of the Work (collectively, the "CLEAN ROOM") must be in compliance with the clean room and material standards set forth in the Project Specifications, Drawings, and all other relevant portions of the Contract Documents (collectively, the "CLEAN ROOM STANDARDS") as demonstrated by the results of tests, inspections and analyses conducted and prepared by Architect, any consultant retained by Architect, or any independent third party testing company which may be designated and paid by Owner (the "CLEAN ROOM INSPECTOR"). Owner acknowledges and agrees, however, that Contractor is not a guarantor of the correct, functional or efficient design of the Clean Room by Architect. Contractor acknowledges that it is solely responsible for requesting final inspection of the completed Clean Room and Contractor will give written notice to Owner of the need for inspection of the Clean Room, to commence not later than 28 calendar days prior to the date that Substantial Completion of Work is to be achieved as provided in the Contract (as such time may be extended by proper Change Orders, if any). Contractor's notice will specify the date (which must be at least fourteen (14) calendar days prior to the date that Substantial Completion of Work is to be achieved) on which Contractor desires that the Clean Room Inspector conduct its inspections and tests with respect to the Clean Room. If the results of the inspections and tests conducted by the Clean Room Inspector show the presence of defects, nonconformities, omissions or irregularities in construction of the Clean Room, including the failure to comply with Clean Room Standards, then Architect shall not issue a Certificate of Substantial Completion of the work until such matters are corrected and the Clean Room made to comply with Clean Room Standards. All terms and provisions of the Contract relating to failure of Architect to certify Substantial Completion of the Work will thereupon apply. If Contractor gives timely notice to Owner of the need for the Clean Room Inspector to begin its inspections of the Clean Room, and the Clean Room Inspector thereafter fails to conduct and issue the results of such inspections and tests of the Clean Room by the date scheduled for achievement of Substantial Completion of the Work pursuant to Article 4 of the contract, through no fault of Contractor, then delays in issuance of a Certificate of Substantial Completion resulting solely from such failure of the Clean Room Inspector to issue the results of its tests and inspections will not subject Contractor to liability for liquidated delay damages under the Contract. Notwithstanding the foregoing, however, if the results of the tests and inspections conducted by the Clean Room Inspector show the presence of defects, nonconformities, omissions or irregularities in construction of the Clean Room, including the failure to comply with Clean Room Standards, Contractor shall have seven (7) calendar days (the "CURE PERIOD") to make remedies based on the results of the inspection of the Owner's Clean Room Inspector, plus subsequent re-inspection and certification by the Clean Room Inspector, prior to incurring liquidated damages. The re-inspection will be paid by the Contractor and performed by the Owner's Clean Room Inspector, and if the results of the re-inspection show the presence of defects, nonconformities, omissions or irregularities in the construction of the Clean Room, including the failure to comply with Clean Room Standards, liquidated damages will be assessed in accordance with the terms of the Contract from the date that Substantial Completion of the Work was to have been achieved pursuant to Article 4 of the Contract, notwithstanding any previous delays in issuance of the results of the tests and inspections by the Clean Room Inspector.

General Conditions
Section 4.5 The parties do not intend to use the arbitration provisions contained in the standard form AlA Agreement. All claims or disputes between Contractor and Owner arising out of or relating to this Agreement, or breach thereof, shall be decided by a court of law in Pinellas County, Florida. In any dispute arising out of or relating to this Agreement the prevailing party shall be entitled to an award of its reasonable attorneys' fees including all such fees incurred on appeal, or in federal bankruptcy and reorganization proceedings.

General Conditions
Section 11.3 Contractor shall provide the Builder's Risk Insurance for the
             Project and shall bill Owner for such Builder's Risk Insurance as part of the Cost of the Work.

OWNER:                                    CONTRACTOR:

PLASMA-THERM, INC.                        THE PERRY COMPANY

By: /s/ STACY WAGNER                      By: /s/ JERRY N. PERRY
    -----------------------------             --------------------------
        Stacy Wagner                              Jerry N. Perry
As Its: CFO                               As Its: Pres.

                                 Exhibit "A"
ARCHITECTURAL

     1/13/99             Cover sheet
     1/14/99 A001        Site plan
     1/14/99 A100        Coordination plan
     1/14/99 A101        Floor plan
     1/14/99 A102        Suppressed slab plan & detail
     1/14/99 A103        Mechanical mezzanine plan
     1/14/99 A104        Roof plan
     1/14/99 A105        Exterior Elevations
     1/14/99 A106        Building wall sections & details
     1/14/99 A107        Wall Sections
     1/14/99 A108        Wall Sections
     1/14/99 A109        Cleanroom wall sections
     1/14/99 A110        Cleanroom details
     1/14/99 A111        Reflected ceiling plan
     1/14/99 A112        Finish & Door schedule & details
     1/14/99 A113        Stair Sections
     1/14/99 A114        Enlarged plans & interior elevations
     1/14/99 A115        Cleanroom elevations
     1/14/99 A116        Partition details
     1/14/99 A117        Miscellaneous details
     1/14/99 A118        Office furniture layout

MECHANICAL

     1/14/99 M-1         Mechanical symbols & abbreviations
     1/14/99 M-2         HVAC first floor plan
     1/14/99 M-3         HVAC mezzanine plan
     1/14/99 M-4         HVAC roof plan
     1/14/99 M-5         Cleanroom HVAC partial plans
     1/14/99 M-6         HVAC mezzanine plan
     1/14/99 M-7         Cleanroom air flow diagram
     1/14/99 M-8         Cleanroom air flow diagram
     1/14/99 M-9         Cleanroom air flow diagram
     1/14/99 M-10        Cleanroom chilled water flow diagram
     1/14/99 M-11        Process piping first floor plan
     1/14/99 M-12        Process piping mezzanine plan
     1/14/99 M-13        Mechanical sections
     1/14/99 M-14        Mechanical sections
     1/14/99 M-15        Mechanical details
     1/14/99 M-16        Mechanical schedules
     1/14/99 M-17        Mechanical control diagrams
     1/14/99 M-18        Mechanical control diagrams
     1/14/99 M-19        Cleanroom chilled water flow diagram

STRUCTURAL

     7/13/98 S1.1        General Notes
     7/13/98 S1.2        Foundation Plan
     7/13/98 S2.1        Second Floor Framing Plan
     7/13/98 S3.1        Third Floor Framing Plan
     7/13/98 S3.2        Roof Framing Plan
     7/13/98 S3.3        Building Sections & Details
     7/13/98 S4.1        Building Sections & Details
     7/13/98 S4.2        Sections & Detail
     7/13/98 S5.1        Sections & Detail

ELECTRICAL

     7/21/98 E001        Lighting fixture schedule & legend
     7/21/98 E002        Electrical site plan
     7/21/98 E100        Floor plan lighting
     7/21/98 E101        Mezzanine plan lighting
     7/21/98 E102        Floor plan power & miscellaneous
     7/21/98 E103        Mezzanine plan power & misc.
     7/21/98 E104        Mechanical equipment schedule
     7/21/98 E105        Panel board schedule
     7/21/98 E106        Panel board schedule & one line diagram

PLUMBING
     7/13/98 P-1         Plumbing plan sanitary
     7/13/98 P-2         Plumbing domestic water
     7/13/98 P-3         Plumbing condesate
     7/13/98 P-4         Plumbing schedules/risers

SITE PLANS

     7/27/98             1 Site plan
     8/21/98             2 Paving, grading & drainage plan
     3/19/98             3 Paving, grading & drainage details

                                  EXHIBIT D

                      PLASMA THERM PHASE II COST BREAKDOWN
                                     2/4/99

DESCRIPTION                                                              COST
--------------------------------------------------------------------------------
Contractor General Conditions                                           $247,605
Permits                                                                  $15,500
Insurance                                                                 $3,500
Janitorial Clean up                                                       $7,850
Survey and Layout                                                        $12,500
Dumpster/Trash Removal                                                   $15,500
Sitework                                                                $145,000
Soil Treatment                                                            $3,100
Landscaping and Irrigation (Allowance)                                   $45,000
Sidewalks/House keeping pads                                              $7,500
Concrete                                                                $215,575
Masonry                                                                 $245,000
Structural Steel                                                        $285,150
Carpentry/Millwork                                                       $16,800
Moisture Control/Roofing                                                 $99,500
Wood Doors and Hardware                                                   $5,500
Metal Doors and Hardware                                                  $6,900
Hardware/Labor & Specialties                                             $18,800
Aluminum Cleanroom Doors and Hardware                                    $45,000
Overhead Doors With Operators                                             $6,500
Exterior Glass and Glazing                                               $60,907
Interior Glass and Glazing                                               $11,910
Automatic Glass Doors                                                    $32,683
Metal Studs/Drywall/EIFS                                                $360,000
Cleanroom Walls                                                         $290,000
Ceramic Tile                                                             $18,500
Acoustical Ceilings                                                      $18,500
Cleanroom Ceilings                                                      $175,000
Resilient Floors                                                          $8,650
Cleanroom Floors                                                        $175,000
Carpeting                                                                $27,750
Epoxy Coatings                                                           $35,000
Painting                                                                 $61,289
Specialties                                                              $29,400
Mechanical System                                                     $1,765,000
Fire Protection                                                          $48,500
Electrical                                                              $450,000
Security System                                                          $25,000
Sidewalk including parking modifications to connect new
  building to existing                                                   $16,500
Dry fog painting of all open structure (deck and bar joist)
  ceilings. Not including ceiling.                                       $11,450
Vibration platforms                      ALLOWANCE                       $52,000
Contingency                                                              $60,002

Fee                                                                     $414,465
================================================================================
SUB TOTAL                                                             $5,595,286
Bond                                                                     $55,953
TOTAL                                                                 $5,651,239

                                 EXHIBIT "E"

                     Contractor's Insurance Requirements

       The following requirements are in addition to any requirements contained in Article 11 of the General Conditions to the Contract and control over any provision of such Article to the contrary.

       WORKERS COMPENSATION INSURANCE, including claims under workers compensation, disability benefits and other similar employee benefits acts, and Employers' Liability insurance with limits of coverage as required by law. Contractor will obtain the insurance, file a copy of the policy and a current certificate for insurance with Owner promptly after execution of the Contract.

       BUILDERS LIABILITY, GENERAL LIABILITY AND EXCESS UMBRELLA INSURANCE, including claims for damages arising out of bodily injury, sickness or disease or death of any person, including Contractor's employees; claims for damages insured by usual personal injury liability coverage which are sustained by (i) any person as a result of an offense directly or indirectly related to the employment of such person by Contractor or (ii) any other person; claims for damages arising out of injury to or destruction of tangible property, including loss of use resulting therefrom; and claims for damages because of bodily injury or property damage arising out of the ownership, maintenance or use of motor vehicles. Such insurance will be written with commercial general liability insurance limits of liability of not less than $1,000,000.00 per person and $3,000,000.00 per accident for bodily injury and property damage on an occurrence basis with $5,000,000.00 limits of Excess Umbrella coverage and $500,000 combined single limit for automobile liability. The commercial general liability insurance will include the following coverages: (i) contractual liability (applicable to Contractor's obligation to indemnify Owner under the indemnification provisions of Article 3.18 of the General Conditions [Form A20 1] which are a part of the Contract Documents) (ii) premises operations (including XCU coverage); (iii) independent contractor's protective; products and completed operations; (iv) personal injury with employment exclusion deleted; (v) contractual coverage and (vi) broad form property damage included completed operations, workers compensation insurance and employer's liability insurance. All liability insurance coverage will be written by an insurer having a Best Rating of A-: IX or better and reasonably acceptable to Owner. Contractor will obtain the insurance, file a copy of the policy and a current certificate for insurance with Owner promptly after execution of the Contract.

BUILDER'S RISK INSURANCE, will include coverage from all hazards covered under an "All-Risk" policy for the entire Work of the Contract to the full insurable value thereof Such insurance will be written by an insurer having a Best Rating of A-: IX or better and reasonably acceptable to Owner. The insurance policy will have a deductible amount of not more than $5,000.00 per occurrence. Contractor will be responsible for deductible losses (not to exceed $5,000.00 per occurrence) to the extent caused by Contractor or its agents, employees and subcontractors. Builder's Risk Insurance will include the interests of Owner, Contractor, Subcontractors and Sub-subcontractors in the Work and Owner will be an additional insured on the policy. Contractor will obtain the insurance, file a copy of the policy and a current certificate for insurance with Owner promptly after execution of the Contract.

                                 EXHIBIT "F"

                             Bonding Requirements

       The following requirements are in addition to any requirements contained in the General Conditions to the Contract and control over any provision of such Article to the contrary.

       The payment and performance bonds for the Project will be prepared on the standard form of the American Institute of Architects, with changes necessary to comply with the Florida Construction Lien Law. Such bonds will be in an amount equal to the Guaranteed Maximum Price and will include a dual obligee rider naming Owner and Owner's construction lender as obligees to the bond.

                                 EXHIBIT "H"

                              PLASMA-THERM, INC.

                                   PHASE II

                           BID QUALIFYING STATEMENT

                              The Perry Company

                               FEBRUARY 2, 1999

This document outlines the exceptions, clarifications and allowances based on the project specifications dated (See exhibit A) and the plans provided by Plasma-Therm, Inc. dated (See exhibit A). Any change in scope not outlined in the documents, shown on the drawings or contained in the specification provided by Plasma-Therm is not included.

Plasma-Therm retains the right of review and approval of the products and the associated manufacture as outlined in this document. Should Plasma-Therm disapprove one of the products or the associated manufacture the contractor will find a new product that will satisfy Plasma-Therm and adjust the contract amount if the new product price more or less than the specified product.

DIVISION 1 - GENERAL REQUIREMENTS

GENERAL CONDITIONS

Impact fees and utility connection fees with the exception of the building permit are not included and are assumed to be the responsibility of the Owner. Architectural/Engineering contract administration not included.

LABORATORY TESTING

An allowance $6,500 for soils and construction material testing.

INSURANCE AND BONDS

Builder's risk insurance included.
Liability and property damage insurance included.
Payment and performance bond included.

DIVISION 2 - SITE WORK

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SITE PREPARATION

Conduits and a sidewalk for connecting the existing building and the new building including associated parking lot modifications included. The cover on the walkway is not included.
Exclusions: Removal and replacement of any unsuitable soils.

LANDSCAPING (Allowance $45,000)

Includes the following items of work:
       Architecture
       Planting
       Sodding
       Irrigation
       Earth beams
       Planting topsoil
       Site Lighting (By power company)

DIVISION 3 - CONCRETE

STRUCTURAL CAST-IN-PLACE AND ON-SITE PRECAST CONCRETE

No exceptions or clarifications.

DIVISION 4 - MASONRY

Regular block used on the west elevation.
All block including glass block to match existing.

DIVISION 5 - METALS

STRUCTURAL STEEL / LIGHT GAUGE STEEL FRAMING

Covered walkway to existing building not included.
Metal window canopies not included.

DIVISION 6 - CARPENTRY AND MILL WORK

Reception desk not included.

DIVISION 7 - MOISTURE PROTECTION

Roofing design to match existing building.
All exterior 24 ga. Steel will be locally fabricated and be painted with Kynar 500 finish to match the existing building.

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DIVISION 8 - DOORS AND WINDOWS

Exterior glass and glazing to match existing.
Interior wood doors, jams and hardware to match existing.
Exterior metal doors to match existing.
Overhead doors -- Atlas overhead coiling thermal doors.

DIVISION 9 - FINISHES

24" X 48" X 5/8" Armstrong Mylar #884 ceiling panels in a Gordon RG 15 clean room suspension system for Class 100 and Class 1000 areas.
24" x 48" x 1/4" Plascore or equal ceiling panels in a Gordon DS clean room suspension system Class 10 areas.

Wallcoverings are included (4,466 S.F. x $1.75) including labor.
Rooms without acoustical ceilings include no paint.
Split faced block to receive Hydrozo clear Double 7 water repellant.
Epoxy Floor- shall be shot blast, one coat moisture tolerant epoxy sealer Benjamin Moore (M68/M69) and two coats 100% solids amine cured epoxy (M70/M1). Ceramic Tile -- Bathrooms - match existing
                Lobby/ Employee Entrance/Corridor -- match existing
Dry fog painting of all open structure (deck and bar joists) ceilings.
Not including piping or conduit.

DIVISION 10 - SPECIALTIES

Folding partition to be Panelfold Moduflex, 600 Series -- STC45 manually operated individual panels with Standard Fabrictex or Ropetex vinyl covering, Type 7/8 aluminum track on 6" allthread and automatic bottom seals with single closure panel.

GRAPHICS AND EXTERIOR SIGNAGE

An allowance of $1500 for exterior monument sign included.

DIVISION 11 - EQUIPMENT

No exceptions or clarifications.

DIVISION 12 - FURNISHINGS AND BLINDS

Blinds are not included.
Vibration damper platforms - $52,000 Allowance.
Access flooring shall be Maxcess Technologies or equal aluminum panels and understructure including stringers. We included eight 2" diameter cable cutouts and grommets.
"Post Expansion Anchors" not included.

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DIVISION 13 - SPECIAL CONSTRUCTION

No exceptions or clarifications.

DIVISION 14 - CONVEYING SYSTEMS

No exceptions or clarifications.

DIVISION 15 - MECHANICAL

PROCESS PIPING

FRP will be Perry fiberglass with Hetron FR 992 resin. Flame spread rating less than 25 and a smoke development rating less than 50.

VENTILATING AND AIR CONDITIONING

Direct Drive Recirculating units to utilize a 49" Plug fan and Inlet Disk in lieu of speed drive per Hunt Air.
Condensate piping not shown for recirculating units.
Duct insulation -- 2" wrap concealed and exposed.
Pipe insulation - fiberglass.
Cleanroom testing not included.

MECHANICAL

D.I. canisters furnished and installed by others. Perry to coordinate installation and schedule. Nitrogen tanks and manifold by others final connection only. Perry to coordinate installation and schedule.

Scrubber system will be Harrington or equal, excluding RTP-1 standard (Not a typical standard achievable from any of the manufactures).

CONTROLS

Control deviations:
Exclude: requirement for "analog"
Exclude: "binary input" positive position feedback on control valves and VFDs.
Exclude: "binary input" status on smoke detectors.

FIRE PROTECTION

Based on light hazard occupancy. Fire sprinkler system is based on adequate water supply and pressure. Fire pump or hose stations are not provided for in base bid. Fire sprinkler system per NFPA standards.

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6" DCVA and RPBEP with meter and 6" tap, sleeve and valve to be installed by The
City and paid for by owner. Perry to coordinate installation and schedule.

DIVISION 16 - ELECTRICAL

ELECTRICAL DISTRIBUTION
Future disconnects (notes 1,2,&3 pg El02 only) not included.
Switchboard redesign to include L.S.I.G. phase failure relays. Design to actual available fault current.
M/C cable will be used wherever possible.

SECURITY SYSTEM
$25,000 allowance included

TELEPHONE/DATA WIRING
Not included

EQUIPMENT HOOKUP
$12,000 allowance for equipment hookup included.

LIGHTNING PROTECTION

Surge protection provided per plans and specifications.

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